Exhibit 10(o)




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         LYNCH TELEPHONE CORPORATION XI

                               (AS THE PURCHASER)

                          LYNCH INTERACTIVE CORPORATION

                                 (AS THE PARENT)

                       BRIGHTON COMMUNICATIONS CORPORATION

                                (AS THE COMPANY)

                  CALIFORNIA-OREGON TELECOMMUNICATIONS COMPANY

                                    (AS COTC)

                                       AND

                            THE SHAREHOLDERS OF COTC

                                (AS THE SELLERS)

                           DATED AS OF MARCH 22, 2004

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 22, 2004 (the "Execution Date") by and among California-Oregon Telecommunications Company, a California corporation ("COTC"), each of the persons listed on Schedule A hereto (individually a "Seller" and collectively "Sellers"), Brighton Communications Corporation, a Delaware corporation (the "Company"), Lynch Telephone Corporation XI, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Purchaser"), and Lynch Interactive Corporation, a Delaware corporation ("Parent"). Purchaser, Company and Parent are sometimes herein referred to collectively as the "Purchasing Parties," and Sellers and COTC are sometimes herein referred to collectively as the "Selling Parties." Capitalized terms not defined herein shall have the meaning ascribed to them in Schedule B, attached hereto.

     WHEREAS, Sellers own all of the issued and outstanding shares of common stock (the "Common Stock") and preferred stock (the "Preferred Stock") of COTC as set forth in Schedule A (the Common Stock and Preferred Stock are referred to collectively as the "Purchased Stock");

     WHEREAS,   COTC  and  COTC  Subsidiaries   (defined  below)  are  sometimes
hereinafter referred to individually as a "COTC Company" and collectively referred to herein as the "COTC Companies";

     WHEREAS, each of the Sellers desires to sell his, her or its Purchased Stock to Purchaser; and

     WHEREAS, Purchaser desires to purchase all of the Purchased Stock from the Sellers upon the terms and conditions set forth herein.

                                   Article I.
                                 THE STOCK SALES

     1.1  Sale and  Purchase.  Each  Seller  hereby  agrees,  on the  terms  and
          ------------------
conditions herein, to sell to Purchaser the number of shares of Purchased Stock set forth opposite such Seller's name on Schedule A. The Purchaser hereby agrees, on the terms and conditions herein, to purchase from each Seller the number of shares of Purchased Stock set forth opposite such Seller's name on Schedule A. The sales and purchases of the Purchased Stock contemplated herein are hereinafter referred to as the "Stock Sales."

     1.2 Purchase Price. The total purchase price (the "Purchase Price") for the
         --------------
Purchased Stock shall be Twenty-One Million Two Hundred Thousand Dollars ($21,200,000) which shall be allocated among the Sellers in accordance with the percentage allocations to be specified in writing by the Sellers by an amendment to Schedule A (which shall be delivered by Sellers to Purchaser at least five
(5) Business Days prior to the Closing Date), payable at the Closing in accordance with Section 1.4 hereof. The Purchase Price shall be subject to adjustment as set forth in Section 1.7 hereof.

     1.3 Form of Purchase Price. The Purchase Price shall be payable in cash and
         ----------------------
in promissory notes. The cash portion shall be Fourteen Million Dollars ($14,000,000.00) (the "Cash Portion"); and the promissory notes portion shall be Seven Million Two Hundred Thousand Dollars ($7,200,000.00) (the "Note Portion") represented by promissory notes issued by the Purchaser (the "Notes") in substantially the form set forth in Exhibit A. The Notes shall be valued at the principal amount thereof. The Notes shall be secured pursuant to a pledge agreement (the "Pledge Agreement") in substantially the form set forth in Exhibit B, and guaranteed by the Company and Parent pursuant to a guaranty agreement in substantially the form set forth in Exhibit C (the "Guaranty Agreement").

     1.4 Payment of the Purchase Price. At the Closing,  the Purchaser shall (i)
         -----------------------------
pay the Cash Portion of the Purchase Price to each Seller by cashier or certified check or wire transfer (with wire transfer instructions delivered to Purchaser at least two (2) Business Days prior to the Closing Date), and (ii) deliver the Notes to each Seller.

     1.5  Closing.  The  closing of the Stock Sales (the  "Closing")  shall take
          -------
place at 10:00 a.m. at the offices of Downey Brand LLP, 555 Capitol Mall, Sacramento, California, on the later of: (i) the last day of the calendar month within which all of the conditions precedent set forth in Article VII have been satisfied or waived, or (ii) at such other time, date and place as Purchaser and the Requisite Sellers shall by written instrument designate. Such time and date are herein referred to as the "Closing Date." Subject to the provisions of
Article VIII (regarding termination), failure to consummate the Stock Sales on the date and the time determined pursuant to this Section 1.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.6 Transactions at the Closing Date.
         --------------------------------

     (a) Sellers Deliveries.  At the Closing,  each of the Sellers shall deliver
         ------------------
to Purchaser the following:

     (i) stock certificates, in form suitable for transfer, registered in the name of such Seller, evidencing the number of shares of Purchased Stock to be purchased hereunder, with executed blank stock transfer powers attached, and with all necessary stock transfer tax stamps attached thereto;

     (ii) all stock books, stock transfer ledgers, minute books and the corporate seals of COTC Companies, and except as provided in Section 6.7, the resignations of all officers and directors of COTC Companies;

     (iii)  Subordination  agreement(s) (the  "Subordination  Agreement") in the form and containing the terms reasonably requested by the financial institution(s) ("Acquisition Lender") lending funds to Purchaser for the acquisition of the Purchased Stock (such acquisition financing and any substitution or replacement thereof, which shall not exceed Fourteen Million ($14,000,000) plus the amount by which the Final Purchase Price exceeds the Purchase Price, being referred to as the "Acquisition Financing") executed by each Seller and pursuant to which amounts owed by the Purchaser to the Sellers pursuant to the Notes and the Pledge Agreement are reasonably subordinated to the rights of the Acquisition Lender; provided, however, that nothing contained in the Subordination Agreement shall subordinate the rights of the Sellers under this Agreement or the Guaranty Agreement to the rights of the Acquisition Lender.

     (iv) A certificate executed by the Sellers representing and warranting to Purchaser that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the Execution Date and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Sellers Disclosure Schedule that were delivered by Sellers to Purchaser prior to the Closing Date in accordance with Section 5.4).

     (b) Purchasing Parties Deliveries. At the Closing, Purchasing Parties shall
         -----------------------------
deliver to each Seller the following:

     (i) The  Purchase  Price as required  and in the manner  indicated  in this
Article I;

     (ii) A certificate executed by the Purchasing Parties representing and warranting to Seller that each of Purchasing Parties' representations and warranties in this Agreement was accurate in all respects as of the Execution Date and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Purchaser Disclosure Schedule that were delivered by Purchasing Parties to Sellers prior to the Closing Date in accordance with Section 5.4); and

     (iii) The Pledge Agreement and Guaranty Agreement, executed by the required parties.

     1.7 Post-Closing Adjustments.
         ------------------------

     (a) As soon as reasonably practical after the Closing, but in no event more than forty five (45) calendar days after the Closing Date, Purchaser shall prepare and deliver to Sellers Representative a schedule (the "Adjustment Report") showing the computation of the Marketable Securities Adjustment, the Excess Marketable Securities Proceeds Adjustment, the Dividends Paid Adjustment, Miscellaneous Asset Adjustment and the Final Purchase Price. The procedures for calculating the Adjustment Report are set forth in Section 1.7 of Sellers Disclosure Schedule.

     (b) Within forty-five (45) calendar days after receipt of the Adjustment Report, the Sellers Representative may, by written notice to Purchaser, object to the Adjustment Report. If the Sellers Representative shall not object thereto in writing within such forty-five (45) calendar day period, the calculations on the Adjustment Report shall become final and shall not be subject to further review, challenge or adjustment absent fraud. The Sellers Representative may in good faith object to the Adjustment Report within such forty-five (45) calendar day period by delivering a written notice of his objection (the "Objection Notice") to the Purchaser: (i) setting forth the items being disputed and the reasons therefor, and (ii) specifying the Sellers Representative's calculation of the figures on the Adjustment Report. In connection with the preparation of the Objection Notice (and any subsequent submissions to the Arbiter), Purchaser shall grant the Sellers Representative and his accountants and other representatives reasonable access to all of the books and records of COTC Companies. Any delay in granting access to all such books and records shall accordingly extend such forty-five (45) calendar day period for delivery of the Objection Notice.

     (c) For thirty (30) calendar days after delivery of the Objection Notice, Purchaser and Sellers Representative shall attempt to resolve all disputes between them regarding the Adjustment Report. If Purchaser and the Sellers Representative cannot resolve all such disputes within such thirty (30) day period, the matters in dispute shall be determined by an accounting firm mutually acceptable to them to resolve the remaining objections (the "Arbiter"). If the Purchaser and the Sellers Representative are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot after excluding their respective regular outside accounting firms. Subject to Section 1.7(d), any advance retainer and any periodic payments to the Arbiter shall be advanced equally by Purchaser and Sellers. Promptly, but not later than forty-five (45) days after the acceptance of its appointment, the Arbiter shall determine (based solely on presentations by the Sellers Representative and Purchaser to the Arbiter and not by independent review) only those items in dispute and shall render a report as to its resolution of such items and the resulting calculation of the Adjustment Report. For purposes of the Arbiter's determination, the amounts to be included shall be the amounts from the Adjustment Report as to items that are not in dispute, and the amounts determined by the Arbiter, as to items that are submitted for resolution by the Arbiter. In resolving any disputed item, the Arbiter must select the Adjustment Report proffered by the Purchaser or the Adjustment Report proffered by the Sellers Representative (and cannot substitute the Arbiter's own judgment) based upon the position the Arbiter determines to be closest to the correct amount. Purchaser and the Sellers shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon the Purchaser and the Sellers.

     (d) The fees and expenses of the Arbiter shall be paid by the party (the "Losing Party") whose Final Purchase Price (as reported on the Adjustment Report with respect to the Purchaser or on the Objection Notice with respect to the Sellers) is furthest from the Final Purchase Price as determined by the Arbiter. If the other party (the "Prevailing Party") has advanced or provided a portion of the Arbiter's fees and costs as provided above in Section 1.7(c), the Losing Party shall reimburse the Prevailing Party for such fees and costs within ten
(10) Business Days of the Arbiter's final decision.

     (e) Within five (5) Business Days after the determination of the Final Purchase Price:

     (i) If the Final Purchase Price is greater than the Purchase Price, then Purchaser shall pay or shall cause to be paid to each Seller of Common Stock, such Seller's pro rata share (based on the percentage allocations for Common Stock specified on Schedule A) of the amount by which the Final Purchase Price exceeds the Purchase Price.

     (ii) If the Final Purchase Price is less than the Purchase Price, then each Seller of Common Stock shall pay or shall cause to be paid to Purchaser such Seller's pro rata share (based on the percentage allocations for Common Stock specified on Schedule A) of the amount by which the Purchase Price exceeds the Final Purchase Price.

     1.8 Sellers Representative.
         ----------------------

     (a) In order to administer efficiently the obligations and requirements of Sellers under this Agreement, the Sellers hereby designate Robert H. Edgar as their representative (the "Sellers Representative").

     (b) The Sellers hereby authorize the Sellers Representative upon the receipt of written instructions of Requisite Sellers: (i) to take all action necessary in connection with the defense and/or settlement of any claims for which the Sellers may be required to indemnify Purchasing Parties pursuant to
Section 9.2 hereof, (ii) to give and receive all notices required to be given and take all action required or permitted to be taken under this Agreement and any related agreement contemplated hereby to which all the Sellers are parties, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement and any related agreement.

     (c) Upon receiving notice of the death or incapacity of the Sellers Representative, the Sellers (who shall be deemed to include any successor in interest to any Seller) shall by a vote of the Requisite Sellers (based on their percentage interest in the Purchase Price if there were a Closing as set forth in Schedule A) appoint a successor to fill the vacancy. The Sellers may by a vote of the Requisite Sellers remove the Sellers Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Sellers Representative to each of the other parties hereto. The Sellers Representative may resign (other than by death or incompetency) if, and only if, he is simultaneously replaced with a substitute Sellers Representative.

     (d) By their execution of this Agreement, the Sellers agree that:

     (i) Notwithstanding any other provision herein to the contrary, the Purchasing Parties shall be able to rely conclusively on the instructions and decisions of the Sellers Representative as to the settlement of any claims for indemnification by Purchasing Parties pursuant to Section 9.2 hereof or any other actions required to be taken by the Sellers Representative hereunder, and no party hereunder shall have any cause of action against Purchasing Parties for any action taken by Purchasing Parties in reliance upon the instructions or decisions of the Sellers Representative;

     (ii) All actions, decisions and instructions of the Sellers Representative, including the defense or settlement of any claims for which the Sellers may be required to indemnify Purchasing Parties pursuant to Section 9.2 hereof, shall be conclusive and binding upon all of the Sellers, and no Seller shall have any right to object, dissent, protest or otherwise contest the same or have any cause of action against the Sellers Representative for any action taken, decision made or instruction given by the Sellers Representative under this Agreement, except for willful misconduct (which shall include fraud), gross negligence or breach by the Sellers Representative of his obligations as such Sellers Representative;

     (iii) The provisions of this Section 1.8 are independent and severable, are irrevocable and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement;

     (iv)  Remedies  available at law for any breach of the  provisions  of this
Section 1.8 are inadequate; therefore, Purchasing Parties and the Sellers Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Purchasing Parties or the Sellers Representative brings an action to enforce the provisions of this
Section 1.8; and

     (v) The provisions of this Section 1.8 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Seller, and any references in this Agreement to a Seller or the Sellers shall mean and include the successors to the Sellers' rights hereunder, whether pursuant to assignment, testamentary disposition, the laws of descent, and distribution or otherwise.

     (e) All fees and expenses incurred by the Sellers Representative in connection with this Agreement shall be paid by the Sellers in proportion to their respective percentage allocations for Common Stock specified in Schedule A as if there were a Closing.

     (f) In acting as the representative of the Sellers, the Sellers Representative may rely upon, and shall not be liable to any Seller (or such Seller's successor in interest) for acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Sellers Representative shall incur no liability to any Seller (or such Seller successor in interest) with respect to any action taken or suffered by him in his capacity as Sellers Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence and the Shareholders' Representative shall be indemnified and held harmless by the Sellers of Common Stock from all losses, costs and expenses, including reasonable attorney's fees, which the Sellers Representative may incur as a result of involvement in any legal proceedings arising from the performance of his or her duties hereunder. The Sellers Representative may perform his duties as Sellers Representative either directly or by or through his agents or attorneys and the Sellers Representative shall not be responsible to the other Sellers for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

                                  Article II.
            REPRESENTATIONS AND WARRANTIES CONCERNING COTC COMPANIES

     Except as set forth in the disclosure schedule delivered by Sellers to the Purchaser prior to the execution of this Agreement (the "Sellers Disclosure Schedule"), which Sellers Disclosure Schedule shall reference disclosure items by section, each of the Sellers jointly and severally, represents and warrants to the Purchaser that:

     2.1 Organization and Qualification; Subsidiaries.
         --------------------------------------------

     (a) COTC is a corporation validly existing and in good standing under the laws of the State of California. Each Subsidiary of COTC (individually, "COTC Subsidiary" or collectively, "COTC Subsidiaries") is a corporation, limited liability company or general partnership (as set forth in Section 2.1(d)) validly existing and in good standing under the laws of the State of California. Each COTC Company has the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.

     (b) Each COTC Company is duly qualified to do business as a foreign corporation, and is in good standing in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where such failures to be so duly qualified and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect.

     (c) Telephone Company is a duly certified public utility subject to the rules and regulations of the PUC and the California Public Utilities Code, including, but not limited to, the specific obligations set forth in California Public Utilities Commission Resolution T-16762 adopting COTC's General Rate Case.

     (d) A list of all COTC Subsidiaries, together with (i) COTC's percentage ownership of each COTC Subsidiary and (ii) laws under which each COTC Subsidiary is formed, is set forth in Section 2.1(d) of Sellers Disclosure Schedule. COTC and/or one or more of the COTC Subsidiaries own beneficially and of record substantially all of the outstanding equity interests of each of the COTC Subsidiaries. COTC does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

     2.2 Articles of Incorporation and Bylaws. COTC has previously  furnished to
         ------------------------------------
Purchaser a copy of the current articles of incorporation and bylaws, as amended or restated of COTC and the articles of incorporation, articles of organization, bylaws, operating agreement, or partnership agreement, as applicable, of each COTC Subsidiary (such organizational documents being referred to collectively as the "Organizational Documents"). The Organizational Documents are in full force and effect. COTC is not in violation of any of the provisions of its articles or bylaws.

     2.3 Capitalization.
         --------------

     (a) The authorized capital stock of COTC consists of 20,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the Execution Date, 4,088 shares of Common Stock and 105,160 shares of Preferred Stock (identified in the articles of incorporation as "Preferred Stock, First Series") are issued and outstanding (of which none are restricted shares under employee benefit plans which have not been awarded) and held of record by the respective Sellers set forth in Schedule A, all of which are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive right of any COTC stockholder. There are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of any COTC Company or obligating any COTC Company to issue or sell any shares of capital stock of any COTC Company. There are no obligations of any COTC Company to repurchase, redeem or otherwise acquire any equity securities of any COTC Subsidiary. Each of the outstanding shares of capital stock of each COTC Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any COTC Subsidiary stockholder.

     (b) Any equity securities purchased or otherwise acquired by any COTC Company were purchased or acquired in accordance with all laws including fiduciary duties.

     2.4  Authority.  COTC has the  requisite  corporate  power and authority to
          ---------
execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by COTC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of COTC are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of COTC and, assuming due authorization, execution and delivery by the Purchasing Parties, is enforceable against COTC in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     2.5 No Conflict; Required Filings and Consents.
         ------------------------------------------

     (a) The execution and delivery of this Agreement by COTC does not, and the performance of this Agreement and the transactions contemplated hereby by COTC shall not, (i) conflict with or violate the Organizational Documents of any COTC Company, (ii) conflict with or violate any federal or state law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to COTC Companies or by which COTC Companies or any COTC Subsidiary or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation of, or result in rights of payment, compensation or other rights or the creation of a lien or encumbrance on any of the properties or assets of any COTC Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any COTC Company is a party or by which any COTC Company or any of its properties is bound or affected.

     (b) Except as set forth in Section 2.5(b) of Sellers Disclosure Schedule (the list of which shall be referred to herein as the "Government Consents") the execution and delivery of this Agreement by COTC does not, and the performance of this Agreement by COTC shall not, require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority except the consents or approvals from the California Public Utility Commission ("PUC") and the Federal Communications Commission ("FCC").

     2.6 Compliance; Permits. No COTC Company is in conflict with, or in default
         -------------------
or violation of, (i) any Law applicable to it or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which its properties is bound or affected.

     2.7 Reports; Financial Statements.
         -----------------------------

     (a) Each COTC Company has filed all forms, reports and documents required to be filed with the PUC and FCC, and as of the Execution Date, COTC has delivered to Purchaser copies of its annual report to the PUC for the years ended December 31, 2000, 2001 and 2002 (the "COTC Reports"). The COTC Reports, including all COTC Reports filed after the date of this Agreement and prior to or at the Closing Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) COTC has heretofore furnished Purchaser with the audited and unaudited financial statements for the periods listed in Section 2.7(b) of Sellers Disclosure Statement (the "Financial Statements"). The Financial Statements, including the footnotes thereto, and the financial statements to be furnished Purchaser pursuant to Section 5.1(h) hereof (the "Section 5.1(h) Financial Statements") except as indicated therein, have been or will be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and the uniform system of accounts of the Federal Communications Commission as set forth in 47 C.F.R. Part 32 and fairly present in all material respects the financial condition and results of the operations of entities included therein and the changes in their financial position at such dates and for such periods; provided however, that the Section 5.1(h) Financial Statements shall be subject to normal year end adjustments and lack footnotes and other presentation items. The term "Balance Sheet" shall mean, as the context requires, either or both of (i) the balance sheet of COTC (and its consolidated subsidiaries) as of June 30, 2003, and (ii) the balance sheet of COTC (and its consolidated subsidiaries) to be included in the Section 5.1(h) Financial Statements.

     (c) There are no material liabilities or obligations of any nature, whether absolute, accrued, fixed, contingent, matured or unmatured, against, relating to or affecting any COTC, except (i) as and to the extent reflected or reserved against on the Balance Sheet, and (ii) those incurred since the date of the latest Balance Sheet in the ordinary course of business consistent with prior practice and consistent with Sections 5.1 and 5.2 hereof and which individually or in the aggregate do not have and are not expected to have a Material Adverse Effect.

     (d) The revenues attributable to long distance network access that are included in the revenues stated in the Financial Statements (and in the Section 5.1(h) Financial Statements) have been calculated in a manner consistent with prior years, as modified by and in accordance with, all applicable federal and state rules and regulations; the cost separation studies of the COTC Companies upon which the access settlement revenues set forth in the Financial Statement (and in the Section 5.1(h) Financial Statements) are based, have been prepared in a manner consistent with prior years, as modified by and in accordance with, all applicable federal and state tariffs; and all local service rates currently utilized by COTC and all of the COTC Subsidiaries are in compliance with applicable tariffs.

     2.8 Absence of Certain  Changes or Events.  Since June 30,  2003:  (a) COTC
         -------------------------------------
Companies have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, (b) there has not been (i) any change in the financial condition, results of operations or business of COTC or any of the COTC Subsidiaries having a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of COTC Companies having a Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of Common Stock or Preferred Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any COTC Subsidiary, (iv) any strike, work stoppage, slow-down or other material labor disturbance suffered by COTC Companies, (v) any collective bargaining agreement, contract or other agreement or understanding with a labor union or organization to which any COTC Company has been a party (vi) any union organizing activities relating to employees of any COTC Company, (vii) any incurrence of debt for money borrowed (other than the replacement of existing credit facilities or incurred in the ordinary course of business) or any lease of any property or assets outside the ordinary course of business, or (viii) any material transaction not in the ordinary course of business consistent with past practice.

     2.9 Absence of Litigation.
         ---------------------

     (a) No COTC Company is a party to any, and there are no pending or, to the best of Sellers' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or relating in any way to any COTC Company, or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon, or, to the knowledge of Sellers, threatened against COTC relating in any way to any COTC Company, or the assets of any COTC Company which has had or may have a Material Adverse Effect.

     2.10 Employee Benefit Plans.
          ----------------------

     (a) Plans of COTC. Section 2.10(a) of Sellers Disclosure Schedule lists (i)
         -------------
all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which any COTC Company has any obligation (collectively, the "Plans"). COTC has furnished or made available to Purchaser a copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Internal Revenue Service ("IRS") Forms 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Plan and (v) the three most recently prepared actuarial and financial statements in connection with each such Plan.

     (b)  Absence of  Certain  Types of Plans.  No member of COTC's  "controlled
          -----------------------------------
group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the Execution Date has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA ("Title IV Plan"). No Title IV Plan of any member of COTC's "controlled group" is a "multi-employer pension plan" as defined in Section 3(37) of ERISA. None of the Plans obligates any COTC Company to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under regulations adopted pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     (c)  Compliance  with  Applicable  Law.  Each Plan has been operated in all
          ---------------------------------
material respects in accordance with the requirements of all applicable Laws and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Laws, except where such violations of applicable Laws would not, individually or in the aggregate, have a Material Adverse Effect. COTC Companies have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and to Sellers' knowledge have not been any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect.

     (d)  Qualification  of  Certain  Plans.  Each Plan that is  intended  to be
          ---------------------------------
qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS that it is so qualified, and Sellers are not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan. No trust maintained or contributed to by any COTC Company is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under
Section 501(c)(9) of the Code.

     (e) Absence of Certain Liabilities and Events. There has been no prohibited
         -----------------------------------------
transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. No COTC Company has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect, and, to the knowledge of Sellers, no fact or event exists that could give rise to any such liability.

     (f) Plan Contributions. All contributions, premiums or payments required to
         ------------------
be made prior to the Closing Date with respect to any Plan have been made on or before the Closing Date.

     (g) Funded  Status of Plans and Rights to  Terminate.  With respect to each
         ------------------------------------------------
Title IV Plan, the present value of all accrued benefits under each such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such Plan's actuary with respect to each such Plan did not exceed, as of the most recent valuation date, the then current value of assets of such Plan, allocable to each accrued benefit. No provision of any such Plan, nor any amendment thereto, would result in any limitation on the rights of any COTC Company to terminate each such Plan and to receive any residual amounts under Section 4044 of ERISA.

     (h) Employment Contracts. Except as disclosed on Section 2.10(h) of Sellers
         --------------------
Disclosure Schedule, no COTC Company is a party to any employment, consulting, severance or other similar contracts with present or former employees, consultants, officers or directors of any COTC Company. No COTC Company is a party to any collective bargaining agreement.

     (i)  Post-Retirement  Plans. No COTC Company has any arrangement to provide
          ----------------------
post-retirement medical or life insurance benefits, with any present or former director, officer or other employee of any COTC Company.

     2.11 Title to Property.
          -----------------

     (a) All of the real property and all of the personal property owned by COTC Companies is identified in Section 2.11(a)-1 and Section 2.11(a)-2 (by those items or groups of similar items in excess of $100,000), respectively, of Sellers Disclosure Schedule. COTC Companies have good and indefeasible title to all of their respective real and personal properties and assets owned by them, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens listed on Section 2.11(a)-3 of Sellers Disclosure Schedule and except for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use or marketability of the property affected thereby.

     (b) All real property leases and material personal property leases of COTC Companies are identified in Section 2.11(b) of Sellers Disclosure Schedule. The real property leases and all personal property leases are valid and are enforceable in accordance with their respective terms.

     (c) Substantially all buildings and equipment in regular use by COTC Companies have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     2.12 Environmental Matters. (a) (i) Each COTC Company and properties owned,
          ---------------------
leased or operated by the COTC Companies, is in material compliance with all applicable Environmental Laws; (ii) there is no asbestos or ureaformaldehyde materials in or on any property owned, leased or operated by COTC Companies and no electric transformers or capacitors, other than those owned by public utility companies, on any such properties which contain any PCBs; (iii) there are no underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by COTC Companies; (iv) COTC Companies have not received any written notice from any governmental agency or third party notifying COTC Companies of any Environmental Claim (as defined herein); (v) no COTC Company has been notified by any governmental agency or any third party that a COTC Company may be a potentially responsible party for environmental contamination or any Release (as defined below) of Hazardous Materials (as defined below); (vi) COTC Companies have obtained and each holds all material Environmental Permits, (as defined below) relating to the ownership or operations of COTC Companies; (vii) each COTC Company is in material compliance with all terms, conditions and provisions of all applicable Environmental Permits; (viii) no Releases of Hazardous Materials have occurred at, from, in, on, to or under any property owned, operated or leased by COTC Companies that violate any Environmental Law, and no Hazardous Materials are present in, on or about or migrating to or from any such property that would give rise to an Environmental Claim by a third party against COTC Companies; (ix) no COTC Company has nor to Seller's knowledge any predecessors thereof have transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any location which could result in an Environmental Claim against or liability to COTC Companies; and (x) no COTC Company has any environmental report or statement prepared by or on its behalf or in its possession or control relating to any of its present or former properties.

     (b) For purposes of this Section:

     "Environmental  Claims" shall mean any and all administrative,  regulatory,
      ---------------------
judicial  or  private  actions,   suits,   demands,   notices,   claims,  liens,
investigations, injunctions or similar proceedings that may result in COTC Companies being liable for: (i) a violation of any Environmental Law; (ii) the release and ordered remediation of any Hazardous Material, including without limitation, any investigation, monitoring abatements, removal, remedial, corrective or other response action in connection with the release of any
Hazardous Material or order or notice of liability or violation of a governmental authority or Environmental Law; or (iii) any actual or alleged damage, injury, threat or harm to the environment.

     "Environmental  Law" shall  mean any and all  federal  and state  civil and
      ------------------
criminal  laws,  statutes,   ordinances,   orders,   permits,  codes,  rules  or
regulations of any governmental or regulatory authority relating to the protection of health, the environment, natural resources, worker health and safety and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, including but not limited to: the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C.ss.1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C.ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss.6901 et seq.; the Toxic
Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C.ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and the state analogies thereto, all as amended or superceded from time to time, on or before, but not after, the date of Closing.

     "Environmental Permits" shall mean any action,  approval,  consent, waiver,
      ---------------------
exemption, variance, franchise, order, permit, authorization, right or license issued from any federal, state or local governmental body, agency or authority relating to the protection of health, the environment or natural resources.

     "Hazardous  Materials"  shall  mean  any  and  all  chemicals,  pollutants,
      --------------------
contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum, asbestos, asbestos-containing materials, polychlorinated biphenyls or other regulated substances or materials which are hazardous, toxic or otherwise harmful to the environment.

     "Release" shall mean any spilling,  leaking,  pumping,  pouring,  emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

     2.13 Absence of  Agreements.  No COTC Company is a party to any  agreement,
          ----------------------
order, directive, memorandum of understanding or similar arrangement with any governmental authority that materially restricts the conduct of its business (other than restrictions imposed by the PUC or the FCC on telephone companies generally or as imposed on COTC Companies and which have been disclosed to Purchaser), nor has any COTC Company been advised that any governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, order, directive, memorandum of understanding or similar arrangement.

     2.14 Taxes.
          -----

     (a) Section 2.14(a) of Sellers Disclosure Schedule identifies the tax classification of each COTC Company. COTC Companies have timely filed all material Tax Returns (as defined below) required to be filed by them or will duly and timely file (including any extension periods) such Tax Returns, and COTC Companies have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested (as set forth as Section 2.14(a) of Sellers Disclosure Schedule) in good faith by appropriate proceedings and with respect to which the applicable COTC Company is maintaining reserves adequate for their payment. The liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes,
(ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency has (i) delivered a written notice, or (ii) to the knowledge of the Sellers had personal contact with any of them, asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. No COTC Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except for statutory liens for current taxes not yet due, there are no tax liens on any assets of COTC Companies. No COTC Company has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect. Except as disclosed in Section 2.14(a) of Sellers Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among the COTC Companies.

     (b) The Balance Sheet includes sufficient accruals for Taxes in accordance with GAAP in all material respects with respect to any period for which Tax Returns for COTC Companies were not filed or for which Taxes were not then due and owing.

     (c) True and complete copies of all income tax returns, and all other material Tax Returns for the last three (3) years and all written tax audit reports from any governmental authority with respect to COTC Companies have been furnished to the Purchaser. Any deficiencies proposed in tax audits have been duly and fully paid, settled, or reserved against in the Financial Statements and the Section 5.1(i) Financial Statements. Section 2.14(c) of Sellers Disclosure Schedule identifies all Tax audits which a governmental agency has notified in writing COTC Companies during the five-year period ending on the Execution Date with respect to (i) income Taxes, and (ii) all other material Tax Returns.

     (d) No election under Code Section 338 (or any predecessor provision) has been made or filed by or with respect to any COTC Company. No consent to the application of former Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any COTC Company or any of its assets or properties. None of the assets or properties of any COTC Company is an asset or property that COTC is or will be required to treat as being (i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or, if applicable, foreign Law has been entered into by or with respect to any COTC Company or any of its assets or properties.

     (e) No COTC Company has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any tax accounting method of any COTC Company, and no COTC Company has any application pending with any governmental authority requesting permission for any changes in any tax accounting method. To the knowledge of Sellers, the IRS has not proposed any such adjustment or change in accounting method.

     (f) COTC Companies have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor or other third party.

     (g) No audit is pending or, to the knowledge of Sellers, threatened with respect to any Taxes due from, or Tax Return filed by or relating to, any COTC Company.

     (h) No COTC Company is party to any agreement, contract, or arrangement that would require any COTC Company to make any gross-up payments with respect to any Taxes or otherwise indemnify or hold harmless any employee with respect to Taxes.

     (i) COTC Companies have no deferred intercompany gains or losses (as such term is defined in Treas. Reg. ss. 1.1502-13).

     2.15 Insurance.  Section 2.15 of the Sellers Disclosure  Schedule lists all
          ---------
material policies of insurance of COTC Companies currently in effect. No COTC Company has any liability for unpaid premiums or premium adjustments not properly reflected on the Financial Statements or on the Section 5.1(h) Financial Statements.

     2.16  Broker/Expenses.  Except as  disclosed  in  Section  2.16 of  Sellers
           ---------------
Disclosure Schedule, no COTC Company has paid, or agreed to pay, any brokerage, finder's, consultant's, or other fee or commission in connection with the transactions contemplated by this Agreement.

     2.17  Material  Adverse  Effect.  Since  June 30,  2003,  there has been no
           -------------------------
Material Adverse Effect with respect to any Selling Party.

     2.18 Material Contracts/Licenses.
          ---------------------------

     (a) Each Material Contract of COTC Companies as of the Execution Date is identified in Schedule 2.18(a) of Sellers Disclosure Schedule. Except as set forth in Schedule 2.18(a) of Sellers Disclosure Schedule, no COTC Company is a party to or obligated under any Material Contract that is not terminable by the appropriate COTC Companies without additional payment or penalty within 90 days. Each Material Contract is in full force and effect, and constitutes a legal, valid, and binding obligation of the applicable COTC Company, and to the knowledge of Sellers each other party to such Material Contracts in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity). No COTC Company and to the knowledge of Sellers any other party to any Material Contract is in violation or breach of or default under any Material Contract (with or without notice or lapse of time or both). For purposes of this Section 2.18, the term "Material Contract" shall include any agreement, contract, instrument or understanding involving the payment or receipt by any COTC Company of $50,000 ($100,000 in the case of billing and collecting agreements) or more per year or $100,000 ($200,000 in the case of billing and collecting agreements) or more in the aggregate through the life of the contract.

     (b) Section 2.18(b) of Sellers Disclosure Schedule contains a true and complete list and brief description of all franchises, permits, licenses, approvals, and other authorizations that are necessary for the business, operations, and affairs of COTC Companies as being conducted as of the Execution Date. COTC Companies own or validly hold each such franchise, permit, license, approval, and other authorization. Each such franchise, permit, license, approval, and other authorization is valid, in good standing, and in full force and effect. To the knowledge of Sellers, no basis exists for the termination, suspension, restriction, or limitation of any such franchise, permit, license, approval, or other authorization.

     2.19 Intangible  Property.  COTC Companies own or have the right to use (by
          --------------------
way of license or lease) the  material  items of  intangible  personal  property
(including inventions, processes, designs, formulas, licenses, royalty arrangements, trade secrets, know-how and proprietary techniques (collectively, "Intellectual Property")) necessary for the conduct of their respective businesses, which are listed on Section 2.19 of Sellers Disclosure Schedule. COTC Companies have the right and authority to use each item of Intellectual Property, and to the knowledge of Sellers, such use does not conflict with, infringe upon or violate any patent, trademark, trade name, trademark or trade name registration, copyright, copyright registration or any pending application relating thereto of any other person, firm or corporation.

     2.20 State  Takeover  Statutes;  Absence  of  Supermajority  Provision.  No
          -----------------------------------------------------------------
provision of the California General Corporation Law or the Organizational Documents or the terms of any rights plan or other takeover defense mechanism of COTC would, directly or indirectly, restrict or impair the ability of any Seller or Purchaser to consummate the transactions contemplated by this Agreement nor will any such provisions restrict or impair the ability of the Purchaser to exercise the same rights to vote or otherwise exercise the same rights as the other or former stockholders of COTC in the event that Purchaser were to acquire securities of COTC.

     2.21 Easements;  Rights of Way. Section 2.21 of Sellers Disclosure Schedule
          -------------------------
identifies (i) each parcel of leased real property, and (ii) each material easement and license to use real property, that is required for its business, operations, and affairs as being conducted by COTC Companies as of the Execution Date. COTC Companies have a valid interest in or right to use each such lease, easement and license according to its terms. Each such lease, easement and license is in full force and effect and constitutes a legal, valid, and binding obligation of the applicable COTC Company and, to the knowledge of Sellers, each other party thereto, enforceable against the parties thereto in accordance with the terms thereof except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity). There have been no disputes concerning material easements in which any COTC Company has been involved during the last five (5) years. To the knowledge of Sellers, there are no events or circumstances existing as of the Execution Date that would materially and adversely affect the rights of way of COTC Companies for its telephone and cables and lines with respect to the conduct of its business as presently conducted.

     2.22 Transactions with Affiliates. Since December 31, 2000, no COTC Company
          ----------------------------
has made any payments or distributions to any present or former director, officer or person holding in excess of 1% of outstanding common stock, of any COTC Company, or any affiliate of any such person, other than normal directors fees, normal retirement benefits under the Plans, normal salary and other employee compensation, and normal dividends and dividends disclosed in the audited financial statements, and there have been and are no outstanding liabilities or contracts between or among the COTC Companies and any such person or affiliate of such person.

     2.23 Disclosure.
          ----------

     (a) No representation or warranty of Sellers in this Agreement and no statement in the Sellers Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice of the Sellers given pursuant to Sections 5.4 and 5.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                                  Article III.
                     SELLERS' REPRESENTATIONS AND WARRANTIES

     Except as set forth in Sellers Disclosure Schedule delivered by Sellers to the Purchaser prior to the execution of this Agreement, which Sellers Disclosure Schedule shall reference disclosure items by section, each of the Sellers represents and warrants to the Purchaser with respect to himself, herself, or itself and not with respect to the other Sellers that:

     3.1 Authority. Each of the Sellers has the requisite power and authority to
         ---------
execute and deliver this Agreement, to perform his, her or its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Sellers and the consummation by him, her or it of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of each of the Sellers is necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of each of the Sellers and, assuming due authorization, execution and delivery by the Company and the Purchaser, is enforceable against each of the Sellers in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     3.2 No Conflict; Required Filings and Consents.
         ------------------------------------------

     (a) The execution and delivery of this Agreement by each Seller does not, and the performance of this Agreement and the transactions contemplated hereby by each of the Sellers shall not, (i) conflict with or violate any Laws applicable to such Seller or by which such Seller or any of such Seller's respective properties is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation of, or result in rights of payment, compensation or other rights or the creation of a lien or encumbrance on any of the properties or assets of such Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Seller is a party or by which such Seller or any of such Seller's respective properties is bound or affected.

     (b) Except for the Government consents, the execution and delivery of this Agreement by each Seller does not, and the performance of this Agreement by such Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority except
(i) the consents or approvals of the PUC or the FCC, and (ii) where the failure to give notice, to file, or to obtain any authorization, consent or approval would have a Material Adverse Effect.

     3.3 Title to Stock.  Each  Seller  owns  outright  the  number of shares of
         --------------
Common Stock and Preferred Stock set forth opposite such Seller's name on Schedule A hereto, free and clear of all encumbrances, security interests and charges of any kind. There are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements relating to any of such Seller's Purchased Stock.

     3.4 Investment Purpose.  Each Seller is acquiring the Notes for his, her or
         ------------------
its own account as principal for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales exempted from registration under the Securities Act of 1933, as amended (the "1933 Act").

     3.5 Accredited Investor Status. Each Seller is an "accredited  investor" as
         --------------------------
that term is defined in Rule 501(a) of Regulation D and has such business and financial experience (either alone or with his, her or its financial advisor) as is required to give him, her or its the capacity to protect his, her or its own interests in connection with the decision to receive the Notes.

     3.6  Reliance on  Exemptions.  Each Seller  understands  that the Notes are
          -----------------------
being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Purchaser and Parent are relying upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of such Seller set forth in this
Article III in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Notes.

     3.7 Information. Each Seller has been furnished with all materials relating
         -----------
to the business, finances and operations of Purchaser and Parent and materials relating to the Notes that have been requested by such Seller. Such Seller has been afforded the opportunity to ask questions of Purchaser and Parent and has received what such Seller believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by such Seller or any of its advisors or representatives shall modify, amend or affect such Seller's right to rely on Purchasing Parties' representations and warranties contained in Article IV.

     3.8 No Governmental  Review.  Each Seller understands that no United States
        ------------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes.

     3.9 Transfer or Resale.  Each Seller  understands that (i) no public market
         ------------------
now exists for the Notes and it is very unlikely that a public market will ever exist for the Notes, (ii) the Notes have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, or (b) such Seller shall have delivered to the Purchaser an opinion of counsel (which opinion shall be reasonably satisfactory to the Purchaser) to the effect that the Notes to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (iii) neither the Purchaser nor any other person is under any obligation to register such Notes under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     3.10  Legends.   Each  Seller  understands  that  the  Notes  will  bear  a
           -------
restrictive legend in substantially the form set forth on the face of the Notes.

                                  Article IV.
            REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES

     Except as set forth in the disclosure schedule delivered by the Purchasing Parties to Sellers prior to the execution of this Agreement (the "Purchaser Disclosure Schedule"), which Purchaser Disclosure Schedule shall reference disclosure items by section, Purchasing Parties, jointly and severally, represent and warrant to the Selling Parties that:

     4.1 Organization and Qualification.
         ------------------------------

     (a) Each of the Purchasing Parties is a corporation validly existing and in good standing under the laws of the state of Delaware. Each of the Purchasing Parties has the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it has been conducted.

     (b) Each of the Purchasing Parties is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect.

     4.2 Authority.  Purchasing  Parties have the requisite  corporate power and
         ---------
authority to execute and deliver this Agreement and Exhibits and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and Exhibits by the Purchasing Parties and the consummation by the Purchasing Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchasing Parties and no other corporate proceedings on the part of the Purchasing Parties are necessary to authorize this Agreement and the Exhibits or to consummate the transactions so contemplated thereby. This Agreement has been and as of the Closing Date all of the Exhibits will be duly and validly executed and delivered by the Purchasing Parties and constitute the valid and binding obligations of the Purchasing Parties and assuming the due authorization, execution and delivery by the Selling Parties, are enforceable against the Purchasing Parties in accordance with their terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     4.3 No Conflict; Required Filings and Consents.
         ------------------------------------------

     (a) The execution and delivery of this Agreement and the Exhibits hereto by the Purchasing Parties does not, and the performance of this Agreement and the Exhibits by the Purchasing Parties shall not, (i) conflict with or violate the articles of incorporation or bylaws of the Purchasing Parties, (ii) conflict with or violate any Laws applicable to any Purchasing Party or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in right of payment, compensation or other rights or in the creation of a lien or encumbrance on any of the properties or assets of the Purchasing Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Purchasing Parties is a party or by which any of the Purchasing Parties or any of their respective properties is bound or affected.

     (b) The execution and delivery of this Agreement and the Exhibits by the Purchasing Parties do not, and the performance of this Agreement and the Exhibits by the Purchasing Parties shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except the consents or approvals of the PUC or FCC.

     4.4  Compliance;  Permits.  No Purchasing  Party is in conflict with, or in
          --------------------
default or violation of, (i) any Law applicable to them or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Purchasing Party is a party or by which any Purchasing Party or its or any of their respective properties is bound or affected.

     4.5 Absence of Certain  Changes or Events.  Since June 30, 2003,  there has
         -------------------------------------
not been (i) any change in the financial condition, results of operations or business of any Purchasing Party; (ii) any material decline in the creditworthiness (including, without limitation the ability to borrow, become obligated on or guaranty any debt) or the debt repayment capacity of any Purchaser Party; (iii) the maturity of any debt with any lenders of any Purchasing Party (or any debt with any lender guaranteed by any Purchasing Party) that has not been paid in full at maturity; or (iv) the occurrence or nonoccurrence of any fact, event or circumstance affecting any Purchasing Party which has or may reasonably be expected to have a Material Adverse Effect on any of the Purchasing Parties.

     4.6 Absence of Litigation.
         ---------------------

     (a) Except as disclosed in Parent's 1934 Act filings, no Purchasing Party is a party to any, and there are no pending or, to the best of Purchasing Parties' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or relating in any way to any Purchasing Party, or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon, or, to the knowledge of Purchasing Parties, threatened against any Purchasing Party relating in any way to any Purchasing Party, or the assets of any Purchasing Party which has had or may have a Material Adverse Effect on any of the Purchasing Parties.

     4.7 Investment Purpose.  Purchaser is acquiring the Purchased Stock for its
         ------------------
own account as principal for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales exempted from registration under the 1933 Act.

     4.8 Accredited Investor Status. Purchaser is an accredited investor and has
         --------------------------
such business and financial experience as is required to give it the capacity to protect its own interests in connection with the decision to receive the Purchased Stock.

     4.9 Information.  Purchaser has been furnished with all materials  relating
         -----------
to the business, finances and operations of COTC Companies and materials relating to the Purchased Stock that have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of Sellers and COTC and has received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on Sellers' and COTC's representations and warranties contained in Articles II and III.

     4.10 SEC Filings.
          -----------

     (a) Parent has filed all reports, schedules, forms, statements and other documents (the "Parent SEC Documents") required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1999.

     (b) As of its filing date, each Parent SEC Document filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act") complied in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, complied in all material respects with the requirements of the 1933 Act and as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     4.11  Broker/Expenses.  No Purchasing Party has paid, or agreed to pay, any
           ---------------
brokerage, finder's, consultant's, or other fee or commission in connection with the transactions contemplated by this Agreement.

     4.12  Employees.  It is the  intent  of the  Purchasing  Parties  to  offer
           ---------
continued employment to COTC Company's non-shareholder employees on substantially the same terms as they have with COTC Companies as of the Closing Date.

     4.13 Disclosure.
          ----------

     (a) No representation or warranty of the Purchasing Parties in this Agreement and no statement in the Purchaser Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice of the Purchasing  Parties given pursuant to Sections 5.4 and
5.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading

                                   Article V.
                              PRE-CLOSING COVENANTS

     5.1 Affirmative  Covenants of Selling Parties.  Each of the Selling Parties
         -----------------------------------------
covenants and agrees with the Purchaser that from and after the Execution Date and prior to the Closing Date, unless the prior written consent (which shall not be unreasonably withheld) of the Purchaser shall have been obtained and except as otherwise contemplated herein, each Seller will cause COTC and each COTC Subsidiary to:

     (a) operate its business only in the ordinary course consistent with past practices or as described in Section 5.1(a) of Sellers Disclosure Schedule;

     (b) use reasonable efforts to: (i) preserve intact its business organization and assets, (ii) maintain its rights and franchises, (iii) retain the services of its officers and key employees, and (iv) maintain its relationships with and the goodwill of regulators and customers;

     (c) maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

     (d) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

     (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

     (f) maintain in good standing all material franchises, permits, licenses, approvals and other authorizations owned or held by COTC Companies;

     (g) comply in all material respects with all material laws and regulations applicable to the business operations and affairs of COTC Companies;

     (h) provide to Purchaser, COTC's monthly financial statements promptly upon their completion; and

     (i) notify Purchaser in writing of any power of attorney granted by any COTC Company concerning any Tax matter that will be in force as of the Closing Date.

     5.2  Negative   Covenants  of  Selling  Parties.   Except  as  specifically
          ------------------------------------------
contemplated by this Agreement, from the Execution Date and prior to the Closing Date, each of the Sellers shall not permit any COTC Company to do, without the prior written consent (which consent may not be unreasonably withheld) of the Purchaser, any of the following:

     (a) except as required by applicable Laws or to maintain qualification pursuant to the Code or as set forth in Section 5.2(a) on Sellers Disclosure
Schedule, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between any COTC Company and one or more of its current or former directors, officers or employees, or except as required by applicable Law, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer or employee (other than normal and usual wage and salary increases for non-Seller employees) or pay any benefit not required by any plan or agreement as in effect as of the Execution Date;

     (b) except as provided in this Article V or in Section 5.2(b) of Sellers Disclosure Schedule, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a COTC Subsidiary to COTC;

     (c) except as provided in Section  5.2(c) of Sellers  Disclosure  Schedule,
(i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation or other business other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

     (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of any COTC Company (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

     (e) directly or indirectly through any director, officer, shareholder, employee, agent, adviser or otherwise, orally or in writing, initiate, solicit, encourage, respond to, discuss, negotiate or accept any inquiries, indications of interest, proposals or offers from, or make any inquiries, indications of interest, proposals, offers, counter proposals or counteroffers to, or furnish any information to, any other person with respect to (i) an acquisition of shares of any COTC Company, (ii) additional equity or convertible debt financing for any COTC Company, (iii) an acquisition of all or a substantial part of the assets of any COTC Company (other than the sale of the Cal One Interest as permitted under Section 5.13(e)), or (iv) a merger, consolidation or any other transaction which would result in a change in control in any COTC Company or a substantial change in the business of any COTC Company, or (v) provide third parties (other than governmental agencies regulating its business or its consultants and advisors) with any nonpublic information relating to any such inquiry or proposal;

     (f) propose or adopt any amendments to the Organizational Documents in any way adverse to the Purchaser;

     (g) change any of its methods of financial accounting for any material item in effect at June 30, 2003, or change in any material respect its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ended December 31, 2002, except, in each case, as may be required by Law or GAAP; (h) change in any material respect any material policies concerning the business or operations of the COTC Companies (except as required by Law) including, without limitation taking any action to: (i) sell, assign, transfer, pledge, mortgage or otherwise encumber any of its assets, except for those (other than pledges, mortgages or encumbrances) incurred in individual amounts of less than $25,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $200,000 or refinancing of the outstanding principal balance of existing debt; (ii) make any investment except in Permitted Investments with a maturity of six months or less; (iii) enter into any agreement with respect to any acquisition of or acquire assets except in individual amounts of less than $10,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $100,000 (other than capital improvements in fiber optic lines under existing projects and construction projects proposed in the rate case), or any discharge, waiver, satisfaction, release or relinquishment of any contract rights, liens, encumbrances, debt or claims, except in individual amounts of less than $10,000 in the ordinary course of business consistent with past practice subject to an aggregate maximum of $100,000; (iv) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in any single controversy in excess of $25,000, net of any insurance proceeds, or in any manner which would restrict the operations or business of the COTC Companies; (v) make any capital expenditure, except in individual amounts of less than $50,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $200,000 (other than existing projects to expand fiber optic lines); (vi) enter into any transaction with a present or former director, officer, employee (other than routine employment arrangements with non-Seller employees) or stockholder of COTC Companies or any affiliate of any such person except as specifically described in Sellers Disclosure Schedule; (vii) incur any indebtedness (other than refinancing of existing debt) for money borrowed or lease any property or assets that is not in the ordinary course of business; (viii) lower any current prices or rates with respect to telephone or other services provided by COTC Companies except for changes in the ordinary course of business or as otherwise required by regulatory authorities; or (ix) take any action or fail to take any action which individually or in the aggregate is likely to have a Material Adverse Effect; or

     (i) agree in writing or otherwise to do any of the foregoing.

     5.3 Access and Information.
         ----------------------

     (a) From the Execution Date and until the Closing Date and upon reasonable notice, Sellers and COTC shall, and shall cause each COTC Subsidiary to, afford to the Purchaser's officers, employees, accountants, legal counsel and other representatives of the Purchaser, access, during normal business hours, to all its properties, books, contracts, commitments and records, excluding any books, contracts, commitments and records related to the Stock Sales. From the Execution Date and until the Closing Date, Sellers and COTC shall (and shall cause each COTC Subsidiary to) furnish promptly (as soon as available or received by COTC Companies) to the Purchaser (i) a copy of each COTC Report filed by it or received by it after the Execution Date and prior to the Closing Date pursuant to the requirements of any applicable Laws promptly after such documents are available, (ii) a copy of any action, including all minutes, taken by the board of directors, or any committee thereof, COTC Companies and any documents or other materials of any kind provided to such boards or committees promptly after such action, minutes, materials or other documents become available without further request by the Purchaser, (iii) a copy of each income tax return filed by each COTC Company for the three (3) most recent years available, a copy of any correspondence received from the IRS or any other governmental entity or taxing authority or agency and any other correspondence relating to Taxes, and any other documents relating to Taxes as the Purchaser may reasonably request, and (iv) all other information concerning its business, properties and personnel as the Purchaser may reasonably request.

     (b) Unless otherwise required by Law, the parties will hold all information of the other party or parties obtained as part of this transaction and which is nonpublic in confidence until such time as such information becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party or destroy such documents (including any resulting work product) and copies; provided that a party may make such disclosure concerning the transactions contemplated herein as it deems necessary or appropriate (after consultation with the other parties) to comply with its obligations under applicable Law.

     5.4 Update Disclosure.  From and after the Execution Date until the Closing
         -----------------
Date, each of the Selling Parties and each of the Purchasing Parties shall update the other on a regular basis by written notice to the other party to reflect any matters which have occurred from and after the Execution Date, if existing on the Execution Date would have been required to be described on Sellers Disclosure Statement or Purchasers Disclosure Schedule.

     5.5 Delivery of  Stockholder  List.  Sellers and COTC shall  deliver to the
         ------------------------------
Purchaser or its designee, from time to time prior to the Closing Date, a true and complete list setting forth the names and addresses of COTC's stockholders, their holdings of stock as of the latest practicable date, and such other stockholder information as the Purchaser may reasonably request.

     5.6 Appropriate Action;  Consents;  Filings. Between the Execution Date and
         ---------------------------------------
the Closing Date, Selling Parties and Purchasing Parties will use their best efforts to cause the conditions in Article VII to be satisfied.

     5.7  Government  Consents.  Promptly after the Execution  Date,  Purchasing
          --------------------
Parties and Selling Parties shall fully cooperate with each other and take all further actions reasonably necessary or appropriate in connection with the making of all filings with all applicable governmental agencies (including, without limitation, the PUC and the FCC) so as to obtain all governmental consents, licenses, permits, waivers, approvals, authorizations, and permits required in connection with the transactions contemplated by this Agreement. Such cooperation shall include providing copies of all documents to the non-filing party and its advisors prior to such filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Each of the Purchasing Parties and each of the Selling Parties shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. Nothing contained in this
Section 5.7 shall be interpreted as requiring any party to amend or otherwise change this Agreement or any of the documents attached hereto or require any of them to diminish their rights or increase their burdens therein. COTC Companies shall be primarily responsible for preparing and obtaining all PUC and FCC filings and consents, and shall pay all costs and expenses relating thereto
(including, without limitation, all filing fees, studies and their attorneys fees, but not the costs and expenses and attorneys fees of Purchasing Parties) Costs and expenses of COTC Companies in obtaining PUC and FCC consent shall be permitted expenses not shall reduce the Purchase Price or the Final Purchase Price.

     5.8  Expenses.  All  Expenses  (as defined  below)  incurred by the parties
          --------
hereto shall be borne solely and entirely by the party which has incurred the same. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby. Except as provided in Section 5.7, the COTC Companies shall not pay or agree to pay in the aggregate in excess of $275,000 in connection with the consummation of the transactions contemplated in this Agreement (the payment of which shall be considered to have been made in the ordinary course of business) except with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

     5.9  Notification  of Certain  Matters.  Selling  Parties shall give prompt
          ---------------------------------
notice to the Purchaser, and the Purchasing Parties shall give prompt notice to the Selling Parties, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Selling Parties or the Purchasing Parties as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If, however, the parties consummate the Stock Sales contemplated herein, they shall be deemed to have waived any breach of a representation, warranty or covenant which has been corrected prior to the satisfaction of the conditions set out in Article VII.

     5.10  Environmental  Investigation.  Within thirty (30) days  following the
           ----------------------------
execution of this Agreement, Sellers Representative and Purchaser shall mutually select a qualified environmental consultant (at the sole cost and expense of Purchaser) to conduct, and prepare, a Phase I Environmental Report (or, at Purchaser's option, an Environmental Site Survey) with respect to COTC Company properties and operations, which review shall be conducted in accordance with ASTM standards. Purchaser shall have the right to conduct such further environmental investigations as it reasonably deems appropriate (which collectively with the Phase I Environmental Report or Environmental Site Survey referred to in the preceding sentence are referred to as the "Environmental Investigation").

     5.11  Shareholder  Indebtedness.  Each Seller  agrees to pay or cause to be
           -------------------------
paid any and all advances and indebtedness (including interest thereon) owed by such Seller and any Affiliate of such Seller to COTC Companies on or prior to the Closing Date.

     5.12 Marketable Securities.
          ---------------------

     (a) Sale of Marketable Securities. Prior to the Closing Date, Sellers shall cause the COTC Companies to sell or otherwise dispose of all of the Marketable Securities.

     (b) Distribution of Excess Proceeds. On or prior to the Closing, COTC may make one or more distributions to the Sellers of the Common Stock of an amount not to exceed the Excess Marketable Securities Proceeds Adjustment (defined below). For purposes of this Agreement, "Excess Marketable Securities Proceeds Adjustment" means the aggregate amount by which the Marketable Securities Adjustment exceeds the Dividends Paid Adjustment from time to time. Any distributions made to the Sellers pursuant to this Section 5.12, shall be included and made a part of the Adjustment Report.

     5.13 Distribution of Miscellaneous Assets. At or prior to the Closing, COTC
          ------------------------------------
Companies may make a distribution, bonus or other transfer of the following assets, or proceeds from the sale of such assets, to one or more of the Sellers or other Persons; provided, however, that such distributions, in the aggregate, do no result in an aggregate net income Tax liability of COTC Companies in excess of cash proceeds from such distributed assets that is retained by COTC Companies to pay such Tax liability (the determination of the amount of the assets to be retained by COTC shall have been approved by Purchaser prior to any distribution contemplated hereby, and such approval shall not be unreasonably withheld or delayed); provided, further, that to the extent any such Tax liability is less than or greater than such retained assets, such difference shall result in a reduction or an increase, as the case may be, by the amount of such difference to the Final Purchase Price by way of a proportionate reduction to or increase of the amount of cash paid by the Purchaser or the Sellers of Common Stock, as the case may be, pursuant to Section 1.7(e) (such amount being referred to as the "Miscellaneous Asset Adjustment"):

     (a) All of COTC Companies' investment (including notes and stock) in FuGasity Corporation existing as of December 31, 2002 (whether held directly or indirectly through an investment in High Desert Investments, a California general partnership), including the repayments and proceeds therefrom, less any additional investment in FuGasity Corporation (whether as debt or equity) made after December 31, 2002 to the extent such additional investment is not repaid on or prior to the Closing (collectively, such net amount being referred to as the "FuGasity Investment"), which are identified in Section 5.13(a) of Sellers Disclosure Schedule.

     (b) The life insurance policies (or the proceeds therefrom) on the lives of Robert H. Edgar and Marion A. Edgar.

     (c) The approximate eighty (80) acre parcel of land in Dorris, California, as described in Section 2.11(a)-1 of Sellers Disclosure Schedule.

     (d) Miscellaneous notes receivable (including repayments and proceeds therefrom) from current and former employees and others as of December 31, 2002 in the approximate principal amount of $260,645 (which notes are identified in Section 5.13(d) of Sellers Disclosure Schedule.

     (e) If the COTC Company holding the limited partnership interest in Cal. One Cellular, a California limited partnership, sells, or enters into a binding contract to sell, such limited partnership on or prior to the Closing Date, Purchaser shall increase the Purchase Price by Two Hundred Fifty Thousand Dollars ($250,000.00) and shall pay such additional amount when the proceeds from such sale are received from the buyer thereof; provided, however, that such COTC Company shall first obtain the consent of the Purchaser (which consent shall not be unreasonably withhold or delayed) prior to selling or entering into a contract to sell such limited partnership interest.

     5.14 Vehicles Used By Sellers.  On or prior to the Closing Date, COTC shall
          ------------------------
be permitted to sell the vehicles identified in Section 5.14 of Sellers Disclosure Schedule to Sellers at fair market value, and for this purpose only, fair market value will be the approximate midpoint value from Kelly Blue Book (trade-in value) for vehicles in similar condition.

                                  Article VI.
                  POST-CLOSING COVENANTS OF PURCHASING PARTIES

     From and after the Closing Date and for so long as any amount remains owing to Sellers under the Notes or any Obligation of the Purchasing Parties to any Seller shall remain unpaid or unsatisfied, unless the Sellers Representative waives compliance in writing, the Purchasing Parties jointly and severally covenant and agree to:

     6.1 Financial  Statements  and Regulatory  Filings.  Deliver to the Sellers
         ----------------------------------------------
Representative, in form and detail satisfactory to the Sellers Representative:

     (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing Date, a copy of the consolidated balance sheet of Cal-Ore Telephone Company, a California corporation ("Telephone Company") and the consolidated balance sheet of the COTC Companies, both as at the end of such year and the related statements of income, shareholders' equity and cash flows for such year (together with footnote disclosure), setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified audit opinion of a certified public accountant, reasonably acceptable to Sellers ("Independent Auditor"), which report shall state that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Telephone Company's records;

     (b) as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter of each fiscal year, commencing with the first fiscal quarter following the Closing Date, a copy of the unaudited balance sheet of the Telephone Company as of the end of such calendar quarter and the related statements of income and shareholders' equity for the period commencing on the first day and ending on the last day of such quarter; and

     (c) as soon as available, but in no event later than fifteen (15) days after the applicable filing date, the regulatory filings of the COTC Companies submitted to the PUC and FCC.

     6.2 Certificates; Other Information. Upon and during the continuance of an Event of Default, promptly deliver such additional information regarding the business, financial or corporate affairs of COTC Companies as the Sellers Representative may from time to time request.

     6.3 Notices. Promptly notify the Sellers Representative:
         -------

     (a) of the occurrence of any Default and of the occurrence or existence of any event or circumstance for which it is reasonably foreseeable will become a Default, in each case after any Purchasing Party knows or has reason to know of the occurrence thereof;

     (b) of any breach or non-performance of, or any default under the Acquisition Financing;

     (c) of any Material Adverse Effect Post-Closing with respect to any change in COTC Companies' or Purchasing Parties' business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Notes.

     Each notice under this Section 6.3 shall be accompanied by a written statement by the Purchasing Party setting forth details of the occurrence referred to therein, and stating what action the Purchasing Party proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Transaction Documents that have been (or foreseeably will be) breached or violated.

     6.4 Preservation of Corporate Existence, Etc. Cause Purchaser, COTC and the
         ----------------------------------------
Telephone Company to:

     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state of incorporation and states where it conducts business;

     (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and

     (c) use commercially reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

     6.5 Payment of Obligations. Cause Purchaser to pay, to discharge, and to fully perform and comply when and as required under the Acquisition Financing.

     6.6  Maintenance of Books and Records.  Maintain proper books of record and
          --------------------------------
account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the COTC Companies. Upon the occurrence and during the continuance of an Event of Default, permit, and the Purchasing Parties shall cause the COTC Companies to permit, representatives of the Sellers to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Purchaser.

     6.7  Directorships.  Following the Closing  Date,  and at the option of the
     ------------------
Sellers, the Purchasing Parties agree to elect the Sellers identified in Section
6.7 of Sellers Disclosure Schedule to the Board of Directors of COTC for so long as any principal balance remains owing under any of the Notes. In connection therewith and at the sole cost and expense of COTC, such Sellers shall receive:
(i) during such period, health care benefits generally provided to the full-time employees of COTC Companies to the extent such Sellers are eligible for and covered by such health benefits, and (ii) the benefits of and be covered under
(A) any directors and officers liability insurance policy(ies) generally provided the officers and directors of the Purchasing Parties, and (B) any indemnification agreement(s) generally provided the officers and directors of the Purchasing Parties. Purchaser and Sellers will cooperate in amending the bylaws of COTC so that the authorized number of directors will be such that the Purchaser will have the ability to appoint no less than a majority of the board.

     6.8 SEC Filings.  Timely comply in all material respects with the reporting
         -----------
and disclosure provisions of the 1933 Act and the 1934 Act, and shall make all required filings within the prescribed time periods.

     6.9 Dividends and Affiliate Transactions. For so long as any amount remains
         -----------------------------------
owing by Purchaser to the Sellers under any of the Notes, Purchasing Parties will not permit: (i) Purchaser to make dividends or other distributions to any equity owner, (ii) Purchaser to issue any equity securities (or derivatives thereon) to any Person where such securities or derivatives are not covered by the Pledge Agreement, and (iii) Purchaser or any COTC Company to transact business with any Affiliate of Purchasing Parties other than on terms that are fair and reasonable to the COTC Company, including reasonable intercompany charges.

                                  Article VII.
                         CONDITIONS PRECEDENT TO CLOSING

     7.1  Conditions to Obligation of Each Party to Effect the Stock Sales.  The
          ----------------------------------------------------------------
respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of restricting in any material respect (except as provided in Section 7.1(c)), preventing or prohibiting consummation of the transactions contemplated by this Agreement.

     (b) Reserved.

     (c) Governmental Imposed Restrictions. The approvals and consents of the PUC, the FCC and the Government Consents shall have been obtained and shall be final and be in full force and effect. The terms and conditions of the approvals and consents shall be acceptable in all material respects to Sellers and the Purchaser in the exercise of their reasonable discretion and for this purpose the Sellers may deem any such approval or consent to be unreasonable if it in any way restricts or limits the Sellers' ability to retain all of the gain realized on the sale of the Purchased Stock and the dividends and distributions allowed by the terms of this Agreement.

     (d) No Challenge. There shall not be a pending action, proceeding or investigation before any court or administrative agency or by a government agency (i) challenging or seeking damages in connection with, the Stock Sales or
(ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Purchaser of all or any portion of the business or assets of COTC Companies, which in either case is reasonably likely to have a Material Adverse Effect.

     7.2 Additional Conditions to Obligations of the Purchaser.  The obligations
         -----------------------------------------------------
of the Purchaser to effect the purchase and sale are also subject to the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Selling Parties in this Agreement shall, without giving effect to any update to Sellers Disclosure Schedule or notice to the Purchaser under
Section 5.4, be true and correct in all material respects at and as of the Execution Date and (except to the extent such representations and warranties speak as of a certain date or period and except as permitted or contemplated by this Agreement) as of the Closing Date as though made on and as of the Closing Date.

     (b) Agreements and Covenants. The Selling Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to Closing Date.

     (c) Consents Obtained. Each of the material consents and approvals identified in Section 2.5 and Section 2.6 of Sellers Disclosure Schedule must have been obtained and be in the form and substance reasonably satisfactory to Purchaser (including without limitation, any terms or conditions that are materially adverse to the Purchaser).

     (d) No Material Adverse Changes. Since the Execution Date, there shall not have been any change in the financial condition, results of operations or business of COTC Companies, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect.

     (e) Opinion of Counsel. The Purchaser shall have received from (i) Downey Brand LLP, counsel to Selling Parties ("Sellers' Counsel") an opinion of counsel in the form and substance as set forth in Exhibit D addressed to Purchaser and on which Purchaser's lenders preceding the Acquisition Financing shall be entitled to rely, and dated as of the Closing Date.

(f) Officers Certificate. The Purchaser shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of COTC with respect to the conditions set forth in Sections 7.2(a), (b) and (c).

     (g) Environmental Review by Acquisition Lender. The Acquisition Lender shall be reasonably satisfied with the Environmental Investigation.

     7.3 Additional Conditions to Obligations of Sellers. The obligation of Sellers to effect the transactions contemplated herein subject to the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties of the Purchasing Parties in this Agreement shall, without giving effect to any update to Purchasers Disclosure Schedule or notice to Selling Parties under Section 5.4, be true and correct in all material respects as at and as of the Execution Date and (except to the extent such representation and warranties speak as of a certain date or period) as of the Closing Date, as though made on and as of the Closing Date.

     (b) Agreements and Covenants. The Purchasing Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) Officers' Certificate. Selling Parties shall have received a certificate signed on behalf of the Purchasing Parties by the Chief Executive Officer or President and the Chief Financial Officer of the Purchaser to the effect that each of the conditions specified above in Section 7.3(a) and (b) is satisfied in all respects.

     (d) Consents Under Agreements. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Purchaser for the authorizations, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Purchaser.

     (e) Opinion of Counsel. The Sellers shall have received from Steefel, Levitt & Weiss and from John Fikre, Esq., general counsel to Purchasing Parties, opinions of counsel in the forms and substance as set forth in Exhibit E and Exhibit F addressed to Sellers and dated as of the Closing Date.

     (f) No Material Adverse Changes. Since the Execution Date, there shall not have been any change in the financial condition, results of operations or business of any Purchasing Party taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect.

                                 Article VIII.
                        TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  This  Agreement  may be  terminated  as provided  below:
          -----------

     (a) by mutual written consent of the Purchaser and Sellers holding at least seventy-five percent (75%) of the voting power of the Purchased Stock (the "Requisite Sellers");

     (b) Purchaser may terminate this Agreement by giving written notice to Sellers Representative at any time prior to the Closing in the event any Selling Party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Sellers Representative of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

     (c) The Sellers Representative may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing in the event any Purchasing Party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Sellers Representative has notified Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

     (d) by either the Purchaser or the Requisite Sellers if any permanent injunction preventing the consummation of the purchase and sale shall have become final and nonappealable;

     (e) by either the Purchaser or the Sellers Representative if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) on or before June 30, 2005;

     (f) by either the Purchaser or the Requisite Sellers if the PUC or the FCC has denied approval of the transactions contemplated herein, and neither the Purchaser nor COTC has, within thirty (30) days after the date of issuance of the decision denying approval, filed a petition seeking review of such order as provided by applicable law;

     (g) by Purchaser if any of the conditions in Sections 7.1 and 7.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Purchasing Parties to comply with their obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or

     (h) by Sellers Representative, if any of the conditions in Sections 7.1 and
7.3 has not be satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Selling Party to comply with its obligations under this Agreement) and the Sellers Representative have not waived such condition on or before the Closing Date.

     8.2  Effect  of  Termination.  In the  event  of the  termination  of  this
          -----------------------
Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and all rights and obligations of any party shall cease except that nothing herein shall relieve any party from liability for any breach of this Agreement or any representation, warranty, covenant or agreement contained in this Agreement or shall restrict either party's rights in the case thereof.

     8.3  Waiver.  At any time prior to the  Closing  Date,  the parties may (i)
          ------
extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (in the case of Sellers, by the Sellers Representative), but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  Article IX.
                                 INDEMNIFICATION

     9.1 Survival of  Representations.  All  representations  and  warranties of
         ----------------------------
Purchasing Parties and Selling Parties contained in this Agreement shall survive the Closing Date and shall continue for a period of two (2) years after the Closing Date, at which time such representations and warranties shall expire and become null and void, except as to any matters with respect to which a bona fide written claim shall have been made before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim); provided, however, that the representations and warranties set forth in Sections 2.3, 2.4, 2.6, 2.14, 3.1, 3.3, 4.2, and 4.4 shall survive until sixty (60)
calendar days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive), at which time they shall expire and become null and void, except as to any matters with respect to which a bona fide written claim shall have been made before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim).

     9.2  Indemnification  by Sellers.  Subject to the  limitations set forth in
          ---------------------------
this Article IX, each Seller of Common Stock will indemnify and hold harmless Purchasing Parties and their respective officers, directors, agents and attorneys,  and each  person,  if any,  who  controls or may control  Purchasing
Parties within the meaning of the Securities Act (hereinafter "Purchaser Indemnified Persons") from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including without limitation legal fees and expenses) arising from claims, demands, actions, causes of action, injunctions, judgments, orders or rulings (collectively, "Damages") incurred or sustained by Purchaser Indemnified Persons as a result of:

     (a) any inaccuracy or breach of, or any claim by a third party alleging facts that, if true, would mean the Sellers have breached, any representation or warranty made by the Sellers contained herein; and

     (b) a breach by the Selling Parties of any covenant or other agreement contained herein.

     The aggregate indemnification obligation for all Sellers of Common Stock for all Damages to Purchaser Indemnified Persons resulting from Section 9.2(a) shall not exceed $2,000,000 and the aggregate indemnification obligation for any Seller of Common Stock shall not exceed his, her or its proportionate share (based on the percentage allocation for Common Stock on Schedule A) of such aggregate limit; provided, however, that the aggregate indemnification liability for each Seller (including Sellers of Preferred Stock) for Damages resulting from breaches of representations and warranties contained in Sections 2.3 and
3.3 shall be up to the total Purchase Price received by each respective Seller (less any amount paid under the $2.0 million cap in the previous clause). Sellers selling solely Preferred Stock shall have no liability (whether by way of contribution, indemnity or otherwise) to any other Selling Party or any Purchasing Party under Section 9.2(a) other than for breaches of the warranties and representations contained in Sections 2.3 and 3.3.

     9.3  Indemnification by Purchaser.  Subject to the limitations set forth in
          ----------------------------
this Article IX, Purchasing Parties will jointly and severally indemnify, defend and hold harmless Sellers and their respective officers, directors, agents and attorneys, and each Person, if any, who controls or may control Seller within the meaning of the Securities Act (hereinafter "Seller Indemnified Persons") from and against any and all Damages incurred or sustained by Seller Indemnified Persons as a result of:

     (a) any  inaccuracy  or breach of, or any claim by a third  party  alleging
facts  that,  if  true,  would  mean  Purchasing  Parties  have  breached,   any
representation or warranty by it contained herein; and

     (b) a breach by any Purchasing Party of any covenant or other agreement contained herein.

     The aggregate indemnification obligation for all Purchasing Parties for all Damages to the Seller Indemnified Persons resulting from Section 9.3(a) shall not exceed $2,000,000; provided, however, that the aggregate indemnification liability for Damages resulting from breaches of representations and warranties contained in Article IV shall be up to the total Purchase Price (less any amount paid under the $2 million cap in the previous clause).

     9.4 Indemnification Procedure. Any Person entitled to indemnification under
         -------------------------
Sections 9.2 or 9.3 hereof that asserts a claim under Sections 9.2 or 9.3 hereof is hereinafter referred to as the "Indemnitee," and the party against whom such claim is asserted under Sections 9.2 or 9.3 hereof is hereinafter referred to as the "Indemnifying Party."

     (a) If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to this Article IX and such matter involves (i) any claim made against the Indemnitee by any person or entity other than a Purchasing Party or a Selling Party or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against Indemnitee by any person or entity other than a Purchasing Party or a Selling Party, Indemnitee will give the Indemnifying Party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will (i) provide (with reasonable specificity) the bases on which indemnification is being asserted, (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted, and
(iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on Indemnitee. If Indemnifying Party's ability to defend against any such claim, action, suit, investigation, arbitration, or similar proceeding is irrevocably prejudiced by the failure of Indemnitee to provide prompt written notice, as provided above, then Indemnifying Party will not be obligated to indemnify Indemnitee with respect to such prejudiced claim, action, suit, investigation, arbitration, or similar proceeding to the extent damaged thereby.

     (b) Indemnifying Party will have a period of the earlier of (i) thirty (30) calendar days, or (ii) three (3) days prior to the due date of the earliest statutory response (after the delivery of each notice required by Section 9.3(a) hereof) within which to respond to such notice. If Indemnifying Party accepts full responsibility for the claim described in such notice or does not respond within such response period, Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at its own expense, by counsel reasonably satisfactory to Indemnitee, and Indemnifying Party will provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that Indemnifying Party will assume, and be responsible for, the entire liability for such claim, subject to the limitations set forth in this Article IX. Indemnitee will cooperate reasonably with Indemnifying Party and counsel for Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If Indemnifying Party responds within such response period denying or rejecting responsibility for such claim in whole or in part or fails to promptly provide Indemnitee with such assurances as may be reasonably required by Indemnitee as provided above, Indemnitee will be free, without prejudice to any of Indemnitee's rights hereunder, to compromise or settle or defend (and control the defense of) such claim and to pursue such remedies as may be available to Indemnitee under applicable law.

     (c) Any compromise or settlement of any claim (whether defended by Indemnitee or by the Indemnifying Party) will require the prior written consent (which may not be unreasonably withheld or delayed) of Indemnitee and, except as provided in the last sentence of Section 9.3(b), Indemnifying Party. If, however, Indemnitee refuses to consent to a bona fide offer of compromise or settlement that (i) Indemnifying Party desires to accept and (ii) imposes no obligation or liability on Indemnitee and does not adversely restrict Indemnitee in its business, Indemnitee may continue to pursue such claim, free of any participation by Indemnifying Party, at the sole expense of Indemnitee. In such event, the obligation of Indemnifying Party to Indemnitee will equal the lesser of (i) the amount of the offer of compromise or settlement that Indemnifying Party desired to accept, plus the reasonable out-of-pocket expenses (except for expenses resulting from Indemnitee's participation in any defense controlled by Indemnifying Party) incurred by Indemnitee before the date the Indemnifying Party notified Indemnitee of the offer of compromise or settlement, or (ii) the actual out-of-pocket amount that Indemnitee is obligated to pay as a result of Indemnitee's continuing to pursue such claim, plus the reasonable out-of-pocket expenses (except for expenses resulting from Indemnitee's participation in any defense controlled by Indemnifying Party) incurred by Indemnitee before the date Indemnifying Party notified Indemnitee of the offer of compromise or settlement, minus the reasonable out-of-pocket expenses incurred by Indemnifying Party after such notice date.

     (d) If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Article IX hereof and such matter involves a claim made by any Purchasing Party or any Selling Party, Indemnitee will give Indemnifying Party prompt written notice of such claim. Such notice will (i) provide (with reasonable specificity) the bases for which indemnification is being asserted and (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted. Indemnifying Party will have a period of thirty (30) calendar days (after the delivery of each notice required by this
Section 9.4(d)) within which to respond to such notice. If Indemnifying Party accepts full responsibility for the claim described in such notice or does not respond within such thirty (30) day period, the actual or estimated amount of Damages reflected in such notice will be conclusively deemed a liability that Indemnifying Party owes, and will pay (in cash) upon demand, to Indemnitee. If Indemnifying Party has timely disputed such claim, as provided above, Indemnifying Party and Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within sixty (60) calendar days thereafter, either Indemnifying Party or Indemnitee may initiate arbitration to resolve such disputes.

     9.5        Limitations        on        Indemnification        Obligations.
------------------------------------------  (a) Neither the Selling  Parties nor
Purchasing Parties shall have any liability (for indemnification or otherwise) with respect to claims under Section 9.2(a) or Section 9.3(a), respectively, until the total of all Damages with respect to such matters exceeds $250,000 and then only for the amount by which such Damages exceed $250,000 (the "Basket"). However, this Section 9.5(a) will not apply to matters arising from breaches of Sections 2.1(c), 2.3, 2.16, 2.22, 3.3, and 4.11, and with regard to such Sections, the Indemnified Parties shall be entitled to seek compensation for all Damages without regard to the Basket.

     (b) In computing the amount of Damages which are sustained, suffered or incurred by an Indemnitee, the Indemnifying Party or Parties are to be given the benefit of (i) insurance proceeds, if any (up to the maximum amount of Damages), that the Indemnitee shall have the right to receive.

     (c) Two Million Dollars ($2,000,000) principal amount of the Notes (from the Sellers of Common Stock) shall be held by Purchaser as security for Sellers' indemnification obligations, but the holders of such Notes shall be entitled to receive all interest and principal on such Notes so long as such holder of the Notes shall not be in default of his or her indemnification obligations. Such Notes (or the excess over claimed indemnification) shall be delivered to the holders of such Notes if no claim for indemnification has been made (or if made has been resolved) on the second anniversary of the Closing Date. Any Seller receiving Notes may pay for his, hers or its indemnification obligation by surrendering Notes issued to him, her or it, which will be valued for payment purposes at the principal amount thereof, plus accrued but unpaid interest. If the Damages are less than the Notes, the outstanding principal balance of Notes shall remain outstanding as to that portion thereof exceeding the Damages. Purchaser will give such Seller notice of the adjusted outstanding principal amount of such Notes.

     (d) Notwithstanding anything to the contrary in this Agreement, if the Closing occurs, no claim for indemnification may be asserted by any Purchasing Party with respect to any matter discovered by or known to any Purchasing Party on or before the Closing Date.

     (e) For purposes of this Article IX, if no agreement can be reached after good faith negotiation between the parties, either Purchaser, on behalf of Purchasing Parties, or Sellers Representative, on behalf of Selling Parties, may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Purchaser and Sellers Representative shall agree on the arbitrator; provided, however, that if Purchaser and Sellers Representative cannot agree on the arbitrator, either Purchaser or Sellers Representative can request that the American Arbitration Association select the arbitrator. Any such arbitration shall be held in Sacramento, California, in each case under the commercial rules then in effect of the American Arbitration Association. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim disputed by the parties hereto shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Article IX hereof, the parties shall be required to act in accordance with such decision. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

     (f) For purposes of this Section 9.5(f), in any arbitration hereunder in which any disputed claim or the amount is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrator awards the party seeking indemnification more than one-half (1/2) of the amount in dispute, in which case the Person against whom indemnification is sought shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     9.6 Other  Indemnification  Provisions.  The parties  acknowledge and agree
         ----------------------------------
that, except as provided in Section 10.13, the foregoing indemnification provisions in this Article IX shall be the exclusive remedy with respect to the warranties, representations and covenants contained in this Agreement.

                                   Article X.
                               GENERAL PROVISIONS

     10.1 Notices.  All Notices and other  communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed given if delivered personally, mailed by register or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be effective upon receipt:

(a) If to the Purchasing Parties:

                           Brighton Communications Corporation
                           401 Theodore Fremd Avenue
                           Rye, New York 10580

                  Copy to (which shall not constitute notice):

                           Steefel, Levitt & Weiss
                           One Embarcadero Center
                           30th Floor
                           San Francisco, CA 94111
                           Attn: Mark Fogelman, Esq.

(b) If to Sellers:

                           Robert H. Edgar, Sellers Representative
                           P.O. Box 846
                           Dorris, CA 96023

                  Copy to (which shall not constitute notice):

                           Downey Brand LLP
                           555 Capital Mall, 10th Floor
                           Sacramento, California 95814
                           Attn:  Joseph G. De Angelis, Esq.

(c) If to COTC:

                           California-Oregon Telecommunications Company
                           P.O. Box 847
                           Dorris, California 96023

                  Copy to (which shall not constitute notice):

                           Downey Brand LLP
                           555 Capital Mall, 10th Floor
                           Sacramento, California 95814
                           Attn:  Joseph G. De Angelis, Esq.

     10.2 Headings.  The headings  contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3  Severability.  If any term or other  provision  of this  Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     10.4 Entire Agreement.  This Agreement  constitutes the entire agreement of
          ----------------
the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     10.5  Assignment.  This  Agreement  shall not be transferred or assigned by
           ----------
operation of law or otherwise without the prior written consent of the other parties.

     10.6 Parties in Interest.  This  Agreement  shall be binding upon and inure
          -------------------
solely to the benefit of each party and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     10.7  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     10.8  Amendment/Waiver.  This  Agreement  may not be  amended  except by an
           ----------------
instrument in writing signed by the parties hereto. No provision or obligation in this Agreement may be waived except by an instrument in writing signed by the waiving party(s). Any instrument amending this Agreement or waiving any provision or obligation herein shall be deemed to have been taken on behalf of and signed by all Sellers if the instrument in writing is signed by the Sellers Representative.

     10.9 Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The parties hereto agree that any action brought in a court of law hereunder will be brought in federal court, and not in state court, unless no federal court has subject matter jurisdiction over such proceeding.

     10.10 Waiver of Jury Trial.

     (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL DISPUTES BETWEEN THE PARTIES TO THIS AGREEMENT ARE TO BE SETTLED BY ARBITRATION AS SET FORTH IN
SECTION 9.5(e). HOWEVER, EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND WHICH FOR ANY REASON IS NOT SETTLED BY ARBITRATION IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. AS A RESULT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) HE, SHE OR IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) HE, SHE OR IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) HE, SHE OR IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10.

     10.11 Remedies Cumulative. Except as provided in Article IX or as otherwise
           -------------------
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.12  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            --------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.13 Specific  Performance.  Each of the parties  acknowledges  and agrees
           ---------------------
that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding the arbitration provisions of Section 9.5(e), each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. The parties agree that such injunctive relief may only be sought in a state or federal court located in Sacramento, California and that such court shall have jurisdiction over the parties and the matter thereof.

     10.14  Presentment,  Demand and Notice.  Sellers  shall be under no duty or
            -------------------------------
obligation to make or give any presentment, demands for performances, notices or nonperformance, protests, notices of protest or notices of dishonor in connection with any Obligation or Indebtedness owing by any Purchasing Party to any Seller under the Notes, the Guaranty Agreement or the Pledge Agreement.

                         [Signatures Follow Immediately]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Execution Date by their respective officers thereunto duly authorized.

                           COTC

                                CALIFORNIA-OREGON TELECOMMUNICATIONS
                                COMPANY


                                By:     /s/Robert H. Edgar
                                        Name: Robert H. Edgar
                                        Title: President

                           PURCHASER

                                LYNCH TELEPHONE CORPORATION XI


                                By:     /s/Robert E. Dolan
                                        Name: Robert E. Dolan
                                        Title: President

                           COMPANY

                                BRIGHTON COMMUNICATIONS CORPORATION


                                By:     /s/Robert E. Dolan
                                        Name: Robert E. Dolan
                                        Title: President

                           PARENT

                                LYNCH INTERACTIVE CORPORATION


                                By:     /s/Robert E. Dolan
                                        Name: Robert E. Dolan
                                        Title: Chief Financial Officer

                           SELLERS:

                                /s/E. Joe Graham
                                /s/Susan M. Graham
                                Susan M. Graham, as Co-Trustee of the Elzy
                                  Joe Graham and Susan M. Graham
                                Trust of 1977, Restated March 8, 2000

                                /s/Robert W. Edgar
                                Robert W. Edgar

                                /s/Ava L. Edgar
                                /s/Brian H. Edgar
                                Brian H. Edgar, as Co-Trustee of the Edgar
                                  Family Revocable Trust dated
                                October 3, 2001

                                /s/Scott N. Edgar
                                Scott N. Edgar, Co-Trustee of the Scott N. Edgar
                                    and Tanya L. Edgar 2002 Revocable Trust

                                /s/Tanya L. Edgar
                                Tanya L. Edgar, Co-Trustee of the Scott N. Edgar and Tanya L. Edgar 2002 Revocable Trust

                                /s/Robert H. Edgar
                                Robert H. Edgar, as Co-Trustee of the Edgar
                                  Family Revocable Trust U/A dated
                                March 2, 1999

                                /s/Marion A. Edgar
                                Marion Edgar, as Co-Trustee of the Edgar Family
                                  Revocable
                                Trust U/A dated March 2, 1999

                                TABLE OF CONTENTS

                                                                           Page


Article I.        THE STOCK SALES.............................................1

         1.1      Sale and Purchase...........................................1

         1.2      Purchase Price..............................................1

         1.3      Form of Purchase Price......................................2

         1.4      Payment of the Purchase Price...............................2

         1.5      Closing.....................................................2

         1.6      Transactions at the Closing Date............................2

         1.7      Post-Closing Adjustments....................................3

         1.8      Sellers Representative......................................5

Article II.       REPRESENTATIONS AND WARRANTIES CONCERNING COTC COMPANIES....6

         2.1      Organization and Qualification; Subsidiaries................6

         2.2      Articles of Incorporation and Bylaws........................7

         2.3      Capitalization..............................................7

         2.4      Authority...................................................8

         2.5      No Conflict; Required Filings and Consents..................8

         2.6      Compliance; Permits.........................................8

         2.7      Reports; Financial Statements...............................9

         2.8      Absence of Certain Changes or Events........................10

         2.9      Absence of Litigation.......................................10

         2.10     Employee Benefit Plans......................................10

         2.11     Title to Property...........................................12

         2.12     Environmental Matters.......................................12

         2.13     Absence of Agreements.......................................14

         2.14     Taxes.......................................................14

         2.15     Insurance...................................................16

         2.16     Broker/Expenses.............................................16

         2.17     Material Adverse Effect.....................................16

         2.18     Material Contracts/Licenses.................................16

         2.19     Intangible Property.........................................17

         2.20     State Takeover Statutes; Absence of Supermajority Provision.17

         2.21     Easements; Rights of Way....................................17

         2.22     Transactions with Affiliates................................17

         2.23     Disclosure..................................................17

Article III.      SELLERS' REPRESENTATIONS AND WARRANTIES....................18

         3.1      Authority...................................................18

         3.2      No Conflict; Required Filings and Consents..................18

         3.3      Title to Stock..............................................19

         3.4      Investment Purpose..........................................19

         3.5      Accredited Investor Status..................................19

         3.6      Reliance on Exemptions......................................19

         3.7      Information.................................................19

         3.8      No Governmental Review......................................19

         3.9      Transfer or Resale..........................................19

         3.10     Legends.....................................................20

Article IV.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES....20

         4.1      Organization and Qualification..............................20

         4.2      Authority...................................................20

         4.3      No Conflict; Required Filings and Consents..................20

         4.4      Compliance; Permits.........................................21

         4.5      Absence of Certain Changes or Events........................21

         4.6      Absence of Litigation.......................................21

         4.7      Investment Purpose..........................................22

         4.8      Accredited Investor Status..................................22

         4.9      Information.................................................22

         4.10     SEC Filings.................................................22

         4.11     Broker/Expenses.............................................22

         4.12     Employees...................................................22

         4.13     Disclosure..................................................22

Article V.        PRE-CLOSING COVENANTS.......................................23

         5.1      Affirmative Covenants of Selling Parties....................23

         5.2      Negative Covenants of Selling Parties.......................24

         5.3      Access and Information......................................25

         5.4      Update Disclosure...........................................26

         5.5      Delivery of Stockholder List................................26

         5.6      Appropriate Action; Consents; Filings.......................26

         5.7      Government Consents.........................................26

         5.8      Expenses....................................................27

         5.9      Notification of Certain Matters.............................27

         5.10     Environmental Investigation.................................27

         5.11     Shareholder Indebtedness....................................28

         5.12     Marketable Securities.......................................28

         5.13     Distribution of Miscellaneous Assets........................28

         5.14     Vehicles Used By Sellers....................................29

Article VI.       POST-CLOSING COVENANTS OF PURCHASING PARTIES................29

         6.1      Financial Statements and Regulatory Filings.................29

         6.2      Certificates; Other Information.............................30

         6.3      Notices.....................................................30

         6.4      Preservation of Corporate Existence, Etc....................30

         6.5      Payment of Obligations......................................31

         6.6      Maintenance of Books and Records............................31

         6.7      Directorships...............................................31

         6.8      SEC Filings.................................................31

         6.9      Dividends and Affiliate Transactions........................31

Article VII.      CONDITIONS PRECEDENT TO CLOSING.............................31

         7.1      Conditions to Obligation of Each Party to Effect the Stock
                                           Sales..............................31

         7.2      Additional Conditions to Obligations of the Purchaser.......32

         7.3      Additional Conditions to Obligations of Sellers.............33

Article VIII.     TERMINATION, AMENDMENT AND WAIVER...........................34

         8.1      Termination.................................................34

         8.2      Effect of Termination.......................................35

         8.3      Waiver......................................................35

Article IX.       INDEMNIFICATION.............................................35

         9.1      Survival of Representations.................................35

         9.2      Indemnification by Sellers..................................35

         9.3      Indemnification by Purchaser................................36

         9.4      Indemnification Procedure...................................36

         9.5      Limitations on Indemnification Obligations..................38

         9.6      Other Indemnification Provisions............................39

Article X.        GENERAL PROVISIONS..........................................39

         10.1     Notices.....................................................39

         10.2     Headings....................................................40

         10.3     Severability................................................40

         10.4     Entire Agreement............................................41

         10.5     Assignment..................................................41

         10.6     Parties in Interest.........................................41

         10.7     Counterparts................................................41

         10.8     Amendment/Waiver............................................41

         10.9     Governing Law...............................................41

         10.10    Waiver of Jury Trial........................................41

         10.11    Remedies Cumulative.........................................42

         10.12    Incorporation of Exhibits and Schedules.....................42

         10.13    Specific Performance........................................42

         10.14    Presentment, Demand and Notice..............................42

EXHIBITS:
Exhibit A - Note
Exhibit B - Pledge Agreement
Exhibit C - Guaranty Agreement
Exhibit D - Opinion of Sellers' Counsel
Exhibit E - Opinion of Steefel, Levitt & Weiss
Exhibit F - Opinion of John Fikre

SCHEDULES:
Schedule A - List of Sellers and Allocation of Purchase Price
Schedule B - Definitions
Sellers Disclosure Schedule
Purchasers Disclosure Schedule

                                   SCHEDULE B

                             ADDITIONAL DEFINITIONS

For purposes of this Agreement, the term:

     (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or though or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more.

     (b) "Business Day" means any day that is not a Saturday, Sunday or legal holiday on which federally-chartered banks are required or authorized to be closed.

     (c) "Default" means any event of default or any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  (d) "Dividends Paid Adjustment" means an amount equal to all dividends and distributions made by COTC to its stockholders during period beginning on January 1, 2003 and continuing to the Closing that are not included in the Marketable Securities Adjustment, the Excess Marketable Securities Proceeds Adjustment or the Miscellaneous Asset Adjustment.

     (e) "Event of Default" means, with respect to this Agreement, any of the events or circumstances specified as such in the Notes, and any material breach of this Agreement by any Purchasing Party that is not cured within 30 Business Days thereof.

     (f) "Final Purchase Price" means the Purchase Price adjusted for: (i)the Marketable Securities Adjustment, (ii) the Excess Marketable Securities Proceeds Adjustment, (iii) the Dividends Paid Adjustment, and (iv) the Miscellaneous Asset Adjustment.

     (g) "Indebtedness" of an person means the aggregate amount of all (i) indebtedness for money borrowed from others, redemption obligations in respect of mandatorily redeemable preferred stock, capital lease obligations, dividends payable to its stockholders, and purchase money indebtedness of such person,
(ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by such person, or in effect guaranteed, directly or indirectly, in any manner by such person through an agreement, contingent or otherwise, to supply funds to, or in any other manner to invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (iii) indebtedness of the type described in clause (i) above secured by any lien upon property owned by such person, even though such person has not in any manner become liable for the payment of such indebtedness and (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any such indebtedness.

     (h) "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease if such lease is treated as an operating lease both under GAAP and under the Code for income tax purposes.

     (i) "Marketable Securities" means all of the direct investments in publicly traded securities, mutual funds and brokerage accounts of the COTC Companies in the total fair market value of $3,286,834 as of December 31, 2002, which written list of securities is set forth in Section B(i) of Sellers Disclosure Schedule.

     (j) "Marketable Securities Adjustment" means (i) the difference between (A) the Marketable Securities Valuation as of the Closing Date, and (B) the Marketable Securities Valuation as of December 31, 2002, (ii) plus (A) the net proceeds received from the sale or exchange of Marketable Securities after
December 31, 2002, minus (B) the cost basis of purchases of additional Marketable Securities after December 31, 2002, (iii) net of the aggregate tax affect of the sale, disposition or change in value of the Marketable Securities from December 31, 2002 to the Closing Date. For purposes of determining the aggregate tax affect, any tax benefit realized by COTC Companies from the sale or other disposition of the Miscellaneous Assets shall be offset (without duplication) against any tax benefit/detriment resulting from the sale, exchange, disposition or change in value of the Marketable Securities.

     (k) "Marketable Securities Valuation" means the aggregate fair market value of the Marketable Securities as of the Closing Date.

     (l) "Material Adverse Effect" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of COTC Companies on the one hand, or Purchasing Parties on the other hand taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby.

     (m) "Material Adverse Effect Post-Closing" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of COTC Companies, taken as a whole, or Purchasing Parties, taken as a whole, or on the ability of Purchasing Parties to timely pay all amounts owing on the Notes in accordance with their term, (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Sellers have knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of COTC Companies or Purchasing Parties, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, (c) financial, banking, or securities markets, (d) changes in United States
generally   accepted   accounting   principles,   (e)  changes  in  law,  rules,
regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

     (n) "Obligation" means all advances, debts, liabilities, obligations, covenants and duties arising under any Transaction Documents owing by any Purchasing Party to any Seller, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     (o) "Permitted Investment" means investments issued or fully guaranteed as to principal and interest by the United States (or any money market mutual fund which invests solely in such investments) or certificates of deposits or accounts fully insured by the Federal Deposit Insurance Corporation.

     (p) "Person" means an individual, limited liability company, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the 1934 Act).

     (q) "Subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which any Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (r)  "Transaction  Documents"  means  this  Agreement,   the  Exhibits  and
Schedules to this Agreement, and all other documents delivered in connection with the transactions contemplated by this Agreement.

                         TERMS DEFINED IN THE AGREEMENT

The following are terms defined within this Agreement:

     1. "1933 Act" has the meaning set forth in Section 3.4.

     2. "1934 Act" has the meaning set forth in Section 4.10(b).

     3. "Acquisition Financing" has the meaning set forth in Section
        1.6(a)(iii).

     4. "Acquisition Lender" has the meaning set forth in Section 1.6(a)(iii).

     5. "Adjustment Report" has the meaning set forth in Section 1.7(a).

     6. "Agreement" has the meaning set forth in the Recital Section hereof.

     7. "Arbiter" has the meaning set forth in Section 1.7(c).

     8. "Balance Sheet" has the meaning set forth in Section 2.7(b).

     9. "Basket" has the meaning set forth in Section 9.5(a).

     10. "Broker" has the meaning set forth in Section 5.13(e)(ii).

     11. "Buyer Indemnified Persons" has the meaning set forth in Section 9.2.

     12. "Cal One Excess Proceeds" has the meaning set forth in Section 5.13(e)(i).

     13. "Cal One Interest" has the meaning set forth in Section 5.13(e)(i).

     14. "Cash Portion" has the meaning set forth in Section 1.3.

     15. "Closing" has the meaning set forth in Section 1.5.

     16. "Closing Date" has the meaning set forth in Section 1.5.

     17. "Code" has the meaning set forth in Section 2.10(b).

     18. "Common Stock" has the meaning set forth in the Recital Section hereof.

     19. "Company" has the meaning set forth in the Recital Section hereof.

     20. "Damages" has the meaning set forth in Section 9.2.

     21. "Environmental Claims" for purposes of Section 2.12 has the meaning set forth in Section 2.12(b).

     22. "Environmental Investigation" has the meaning set forth in Section
         5.10.

     23. "Environmental Law" for purposes of Section 2.12 has the meaning set forth in Section 2.12(b).

     24. "Environmental Permits" for purposes of Section 2.12 has the meaning set forth in Section 2.12(b).

     25. "ERISA" has the meaning set forth in Section 2.10(a).

     26. "Excess Marketable Securities Proceeds Adjustment" has the meaning set for in Section 5.11(b).

     27. "Execution Date" has the meaning set forth in the Recital Section hereof.

     28. "Expenses" has the meaning set forth in Section 5.8.

     29. "FCC" has the meaning set forth in Section 2.5(b).

     30. "Financial Statements" has the meaning set forth in Section 2.7(b).

     31. "FuGasity Investment" has the meaning set forth in Section 5.13(a).

     32. "GAAP" has the meaning set forth in Section 2.7(b).

     33. "Government Consents" has the meaning set forth in Section 2.5(b).

     34. "Guaranty Agreement" has the meaning set forth in Section 1.3.

     35. "Hazardous Materials" has the meaning set forth in Section 2.12(b).

     36. Reserved.

     37. "Indemnifying Party" has the meaning set forth in Section 9.4.

     38. "Indemnitee" has the meaning set forth in Section 9.4.

     39. "Independent Auditor" has the meaning set forth in Section 6.1(a).

     40. "Intellectual Property" has the meaning set forth in Section 2.18(a).

     41. "IRS" has the meaning set forth in Section 2.10(a).

     42. "Laws" has the meaning set forth in Section 2.5(a).

     43. "Losing Party" has the meaning set forth in Section 1.7(d).

     44. "Material Contract" has the meaning set forth in Section 2.18(a).

     45. "Miscellaneous Asset Adjustment" has the meaning set forth in Section 5.13.

     46. "Net Proceeds" has the meaning set forth in Section 5.13(e)(i).

     47. "Note Portion" has the meaning set forth in Section 1.3.

     48. "Notes" has the meaning set forth in Section 1.3.

     49. "Objection Notice" has the meaning set forth in Section 1.7(b).

     50. "Organizational Documents" has the meaning set forth in Section 2.2."

     51. "Parent" has the meaning set forth in the Recital Section hereof.

     52. "Parent SEC Documents" has the meaning set forth in Section 4.10(a).

     53. "Plans" has the meaning set forth in Section 2.10(a).

     54. "Pledge Agreement" has the meaning set forth in Section 1.3.

     55. "Preferred Stock" has the meaning set forth in the Recital Section hereof.

     56. "Prevailing Party" has the meaning set forth in Section 1.7(d).

     57. "PUC" has the meaning set forth in Section 2.5(b).

     58. "Purchase Price" has the meaning set forth in Section 1.2.

     59. "Purchased Stock" has the meaning set forth in the Recital Section hereof.

     60. "Purchaser" has the meaning set forth in the Recital Section hereof.

     61. "Purchaser Disclosure Schedule" has the meaning set forth in the preamble of Article IV.

     62. "Purchasing Parties" has the meaning set forth in the Recital Section hereof.

     63. "RCRA" has the meaning set forth in Section 2.12(b).

     64. "Release" for purposes of Section 2.12 has the meaning set forth in
         Section 2.12(b).

     65. "Requisite Sellers" has the meaning set forth in Section 8.1(a).

     66. "SEC" has the meaning set forth in Section 4.10(a).

     67. "Section 5.1(h) Financial Statements" has the meaning set forth in
         Section 2.7(b).

     68. "Seller" has the meaning set forth in the Recital Section hereof.

     69. "Sellers" has the meaning set forth in the Recital Section hereof.

     70. "Sellers' Counsel" has the meaning set forth in Section 7.2(e).

     71. "Sellers Disclosure Schedule" has the meaning set forth in the preamble of Article II.

     72. "Sellers Representative" has the meaning set forth in Section 1.8.

     73. "Seller Indemnified Persons" has the meaning set forth in Section 9.3.

     74. "Selling Parties" has the meaning set forth in the Recital Section hereof.

     75. "Stock Sales" has the meaning set forth in Section 1.1.

     76. "Subordination Agreement" has the meaning set forth in Section 1.6(a)(iii).

     77. "COTC" has the meaning set forth in the Recital Section hereof.

     78. "COTC Company" and "COTC Companies" have the meanings set forth in the Recital Section hereof.

     79. "COTC Reports" has the meaning set forth in Section 2.7(a).

     80. "COTC Subsidiary" and "COTC Subsidiaries" have the meaning set forth in
         Section 2.1(a).

     81. "Tax" has the meaning set forth in Section 2.14(a).

     82. "Tax Returns" has the meaning set forth in Section 2.14(a).

     83. "Taxes" has the meaning set forth in Section 2.14(a).

     84. "Telephone Company" has the meaning set forth in Section 6.1(a).

     85. "Title IV Plan" has the meaning set forth in Section 2.10(b).